MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

 CITIGROUP GLOBAL MARKETS REALTY CORP.
(Initial Purchaser)

CITIMORTGAGE, INC.
(Seller and Servicer)

Fixed and Adjustable Rate Residential Mortgage Loans

Dated and effective as of February 1, 2005

Table of Contents

ARTICLE I DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES
Section 1.01.	Definitions.
Section 1.02.	General Interpretive Principles.
ARTICLE II AGREEMENT TO PURCHASE
Section 2.01.	Agreement to Purchase.
ARTICLE III MORTGAGE LOAN SCHEDULE
Section 3.01.	Mortgage Loan Schedule.
ARTICLE IV PURCHASE PRICE
Section 4.01.	Purchase Price.
ARTICLE V CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS; TRANSFER OF MORTGAGE LOANS
Section 5.01.	Conveyance of Mortgage Loans; Possession of Mortgage Files.
Section 5.02.	Books and Records.
Section 5.03.	Delivery of Mortgage Loan Documents.
Section 5.04.	Examination of Mortgage Files.
Section 5.05.	Transfer of Mortgage Loans.
Section 5.06.	Whole Loan Transfers, Agency Transfers or Pass-Through Transfers.
ARTICLE VI REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH
Section 6.01.	Representations and Warranties Regarding Individual Mortgage Loans.
Section 6.02.	Representations and Warranties Regarding Seller.
Section 6.03.	Remedies for Breach of Representations and Warranties.
Section 6.04.	Repurchase of Mortgage Loans With Early Payment Defaults
Section 6.05.	Purchase Price Protection
ARTICLE VII CLOSING
Section 7.01.	Closing.
ARTICLE VIII CLOSING DOCUMENTS
Section 8.01.	Closing Documents.
ARTICLE IX COSTS
Section 9.01.	Costs.
ARTICLE X ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
Section 10.01.	Seller to Act as Servicer.
Section 10.02.	Subservicing Agreements Between Seller and Subservicers.
Section 10.03.	Successor Subservicers.
Section 10.04.	Liability of Seller.
Section 10.05.	No Contractual Relationship Between Subservicers and Purchaser.
Section 10.06.	Subservicing Accounts.
Section 10.07.	Realization Upon Defaulted Mortgage Loans; Liquidation of Mortgage Loans.
Section 10.08.	Collection of Mortgage Loan Payments.
Section 10.09.	Establishment of Custodial Account; Deposits in Custodial Account.
Section 10.10.	Withdrawals From the Custodial Account.
Section 10.11.	Establishment of Escrow Account; Deposits in Escrow Account.
Section 10.12.	Withdrawals From Escrow Account.
Section 10.13.	Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies.
Section 10.14.	Transfer of Accounts.
Section 10.15.	Maintenance of Hazard Insurance.
Section 10.16.	Fidelity Bond; Errors and Omissions Insurance.
Section 10.17.	Title, Management and Disposition of REO Property.
Section 10.18.	Maintenance of Mortgage Impairment Insurance Policy.
Section 10.19.	Liquidation Reports.
ARTICLE XI PAYMENTS TO PURCHASER
Section 11.01.	Distributions.
Section 11.02.	Statements to Purchaser.
Section 11.03.	Monthly Advances by Seller.
ARTICLE XII GENERAL SERVICING PROCEDURE
Section 12.01.	Assumption Agreements.
Section 12.02.	Satisfaction of Mortgages and Release of Mortgage Files.
Section 12.03.	Servicing Compensation.
Section 12.04.	Annual Statement as to Compliance.
Section 12.05.	Annual Independent Public Accountants' Servicing Report.
Section 12.06.	Purchaser's Right to Examine Seller Records.
Section 12.07.	Seller Shall Provide Access/Information as Reasonably Required.

ARTICLE XIII SELLER
Section 13.01.	Indemnification; Third Party Claims.
Section 13.02.	Merger or Consolidation of Seller.
Section 13.03.	Limitation on Liability of Seller and Others.
Section 13.04.	Seller Not to Resign.
ARTICLE XIV DEFAULT
Section 14.01.	Events of Default.
Section 14.02.	Waiver of Defaults.
ARTICLE XV TERMINATION
Section 15.01.	Termination.
ARTICLE XVI MISCELLANEOUS PROVISIONS
Section 16.01.	Successor to Seller.
Section 16.02.	Amendment.
Section 16.03.	Recordation of Agreement.
Section 16.04.	Duration of Agreement.
Section 16.05.	Governing Law.
Section 16.06.	Notices.
Section 16.07.	Severability of Provisions.
Section 16.08.	No Partnership.
Section 16.09.	Execution; Successors and Assigns.
Section 16.10.	Further Assurances.
Section 16.11.	Execution; Successors and Assigns.
Section 16.12.	Exhibits
Section 16.13.	No Solicitation
Section 16.14.	Protection of Mortgagor Personal Information
Section 16.15.	Severability of Provisions.
Section 16.16.	Reproduction of Documents.
Section 16.17.	Confidentiality of Information.
Section 16.18.	Recordation of Assignments of Mortgage.
Section 16.19.	No Partnership.
Section 16.20.	Entire Agreement.

EXHIBITS
EXHIBIT A	CONTENTS OF MORTGAGE FILES
EXHIBIT B	CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT C	CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT D	REO ACCOUNT CERTIFICATION
EXHIBIT E	REO ACCOUNT LETTER AGREEMENT
EXHIBIT F	ESCROW ACCOUNT CERTIFICATION
EXHIBIT G	ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT H	FORM OF TERM SHEET
EXHIBIT I	FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
EXHIBIT J	MORTGAGE LOAN DOCUMENTS
EXHIBIT K	FORM OF MONTHLY REPORT
EXHIBIT L	WHOLE LOAN/AGENCY/PASS-THROUGH TRANSFER INFORMATION
EXHIBIT M	FORM OF COMMITMENT LETTER
EXHIBIT N	FORM OF SARBANES-OXLEY CERTIFICATE

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated and effective as of February 1, 2005, by and between CITIGROUP GLOBAL MARKETS REALTY CORP. (the "Initial Purchaser," and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the “Purchaser”), and CITIMORTGAGE, INC. (the "Seller").

WITNESSETH:

WHEREAS, Purchaser has agreed to purchase, from time to time, from Seller, and Seller has agreed to sell, from time to time, to Purchaser, certain fixed and adjustable rate residential mortgage loans (the “Mortgage Loans”) on a non-recourse, servicing retained basis, and which shall be delivered as whole loans on the date provided herein (each a “Closing Date”);

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other instrument creating a first on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule to be provided to Purchaser on the Closing Date; and

WHEREAS, Purchaser and Seller wish to prescribe the manner of the purchase, conveyance, management, servicing and control of the Mortgage Loans.

NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and Seller agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01.  Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for adjustments to the Mortgage Interest Rate from time to time in accordance with the terms of the related Mortgage Note.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

Agency Transfer: The sale or transfer by the Purchaser of some or all of the Mortgage Loans to Fannie Mae or Freddie Mac.

Agreement: This Master Mortgage Loan Purchase and Servicing Agreement, including all exhibits hereto, and all amendments hereof and supplements hereto.

Appraised Value: As to any Mortgage Loan, the value of the related Mortgaged Property based upon the appraised value at the origination of the Mortgage Loan or the sales price of the Mortgaged Property, whichever is less; pro-vided, however, that in the case of a Refinanced Mortgage Loan, such value is based solely upon the appraised value at the time of origination of such Refinanced Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, that when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to Purchaser.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of New York or Missouri are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between the Seller and a Mortgagor, or an agreement among the Seller, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds: Amounts delivered to the Seller by a Mortgagor, seller of a Mortgaged Property, the Seller or third party in connection with a Buydown Mortgage Loan.

Buydown Mortgage Loan: An individual Mortgage Loan which is subject to the terms of a Buydown Agreement as indicated on the Mortgage Loan Schedule.

Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Citibank: Citibank (West), FSB and any successors or assigns.

Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule or such other date as may be mutually agreed to by Seller and Purchaser.

Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 8.01.

Commitment Letter: With respect to the Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Seller, in the form annexed hereto as Exhibit M (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of condemnation or the right of eminent domain to the extent not required to be released to the related Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan purchased pursuant to this Agreement as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Co-op Stock: With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 10.09.

Customary Servicing Procedures: Procedures (including collection procedures) that comply with applicable federal, state and local law and the requirements of the Fannie Mae Single Family Servicing Guide for MBS pool mortgages and the Seller customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mort-gage servicing practices of prudent lending institutions.

Cut-off Date: The date referenced as such in the applicable Commitment Letter and confirmed in the related Term Sheet.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with this Agreement.

Determination Date: The fifteenth (15th) day of each month, commencing on the fifteenth (15th) day of the month next following the month in which the related Cut-off Date occurs, or if such fifteenth (15th) day is not a Business Day, the Business Day following such fifteenth (15th) day.

Due Date: With respect to each Remittance Date, the day of the month of the related Remittance Date on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month in which the Remittance Date occurs.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 10.11.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance pre-miums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to any Mortgage Loan.

Event of Default: Any one of the conditions or circumstances enumerated in Section 14.01.

Fannie Mae: The entity formerly known as the Federal National Mortgage Association or any successor thereto.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide, all amendments and additions thereto, including, but not limited to, future updates thereof and any waivers obtained by Seller.

FDIC: The Federal Deposit Insurance Corporation or any successor organization.

Fidelity Bond: A fidelity bond required to be obtained by Seller pursuant to Section 10.16.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

Fixed Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement which bears a fixed Mortgage Interest Rate during the life of the loan.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

GAAP: Generally accepted accounting principles, consistently applied.

Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Initial Purchaser: Citigroup Global Markets Realty Corp., or any successor thereto.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgage Property.

Interest Only Mortgage Loan: A Mortgage Loan that only requires payments of interest for a period of time specified in the related Mortgage Note.

Liquidation Proceeds: Amounts (other than Insurance Proceeds and REO Disposi-tion Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee's sale, fore-closure sale or other-wise.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Advance: The payment required to be made by Seller with respect to any Remittance Date pursuant to Section 11.03.

Monthly Payment: With respect to any Mortgage Loan, the scheduled payment of principal and/or interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Moody’s: Moody’s Investor Service, Inc., and any successor thereto.

Mortgage: With respect to any Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instru-ment creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, including any rider incorporated by reference therein. With respect to a Co-op Loan, the related Security Agreement.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgage File: The mortgage documents pertaining to a particular Mortgage Loan which are specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule. The term Mortgage Loan includes, without limitation, the contents of the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents listed in Exhibit J hereto pertaining to any Mortgage Loan.

Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule and purchased by the Purchaser on the related Closing Date.

Mortgage Loan Remittance Rate: As to each Mortgage Loan, the annual rate of interest payable to Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be delivered annexed to the related Term Sheet as Exhibit A on the related Closing Date, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

(i)  the Seller’s Mortgage Loan identifying number;

(ii)  the Mortgagor’s name;

(iii)  the street address of the Mortgaged Property including the state and zip code;

(iv)  a code indicating whether the Mortgaged Property is owner-occupied;

(v)  the type of residential property constituting the Mortgaged Property;

(vi)  a code indicating whether the Mortgaged Property securing the Mortgage is held in fee simple or subject to a leasehold estate;

(vii)  the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(viii)  the Loan-to-Value Ratio at origination;

(ix)  the Mortgage Interest Rate at origination and as of the Cut-off Date;

(x)  the Mortgage Loan origination date;

(xi)  the paid through date;

(xii)  the stated maturity date of the Mortgage Loan and of the First Lien, if applicable;

(xiii)  the amount of the Monthly Payment as of the Cut-off Date;

(xiv)  the original principal amount of the Mortgage Loan as of the date of origination;

(xv)  the Stated Principal Balance of the Mortgage Loan as of the Cut-off Date;

(xvi)  a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(xvii)  for non-conforming loans only, a code indicating the documentation style (i.e. full, alternative or reduced);

(xviii)  the number of times during the twelve (12) month period preceding the Closing Date that any Monthly Payment has been received thirty (30) or more days after its Due Date;

(xix)  the date on which the first payment is due;

(xx)  a code indicating whether or not the Mortgage Loan is insured as to payment defaults by a Primary Mortgage Insurance Policy; and, in the case of any Mortgage Loan which is insured as to payment defaults by a Primary Mortgage Insurance Policy, the name of the provider of such Primary Mortgage Insurance Policy;

(xxi)  a code indicating whether or not the Mortgage Loan is the subject of a Prepayment Penalty;

(xxii)  the Primary Mortgage Insurance Policy certificate number, if applicable;

(xxiii)  the Primary Mortgage Insurance Policy coverage percentage, if applicable;

(xxiv)  a code indicating the credit score of the Mortgagor at the time of origination of the Mortgage Loan;

(xxv)  the loan type (i.e. fixed, adjustable; 2/28, 3/27, 5/25, etc.);

(xxvi)  with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date and the Adjustment Date frequency;

(xxvii)  with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(xxviii)  with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(xxix)  with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(xxx)  with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(xxxi)  with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the related Cut-off Date;

(xxxii)  with respect to each Adjustable Rate Mortgage Loan, the Index;

(xxxiii)  if available, a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; and

(xxxiv)  a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: With respect to any Mortgage Loan other than a Co-op Loan, the real property securing repayment of the debt evidenced by a Mortgage Note, consisting of a single parcel of property considered to be real estate under the law of the state in which it is located improved by a residential dwelling. With respect to a Co-op Loan, the related Co-op Stock and Co-op Lease securing the indebtedness of the Purchaser under the related Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

OCC: The Office of the Comptroller of the Currency, or any successor thereto.

Officers’ Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President, a Senior Vice President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of Seller, or by other duly authorized officers or agents of Seller and delivered to Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by Purchaser to a trust to be formed as part of a publicly issued and/or privately placed mortgage-backed securities transaction.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date, which may be a different amount with respect to the first Adjustment Date.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincor-porated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfalls: As defined in Section 10.09(i).

Primary Mortgage Insurance Policy: Each policy of primary mortgage insurance represented to be in effect pursuant to Section 6.01(v), or any replacement policy therefor obtained by Seller pursuant to Section 10.13.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest repre-sent-ing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Commitment Letter in exchange for the Mortgage Loans purchased on such Closing Date, calculated as provided in Section 4.01.

Purchase Price Percentage: The purchase price percentage set forth in the related Commitment Letter and confirmed in the related Term Sheet applicable to the Mortgage Loans purchased on such Closing Date.

Purchaser: The Initial Purchaser and any subsequent permitted holder or holders of the Mortgage Loans.

Qualified Appraiser: With respect to each Mortgage Loan, an appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer: An insurance company duly qualified to do business in the state in which any related Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, and approved as an insurer by Fannie Mae and Freddie Mac.

Qualified Substitute Mortgage Loan: A mortgage loan substituted by Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (a) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be distributed by Seller to Purchaser in the month of substitution), (b) have a Mortgage Interest Rate equal to the Mortgage Interest Rate of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (d) have a Loan-to-Value Ratio at origination no greater that that of the Deleted Mortgage Loan, (e) have the same lien priority as the Deleted Mortgage Loan, (f) be, in the reasonable determination of the Purchaser, of the same type, quality and character (including location of the Mortgaged Property) as the Deleted Mortgage Loan, and (g) comply as of the date of substitution with each representa-tion and warranty set forth in Section 6.01.

Rating Agencies: Standard & Poor’s, Moody’s, or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the national recognized rating agencies issuing ratings with respect to such securities, if any.

Record Date: With respect to each Remittance Date, the close of business of the last Busi-ness Day of the month preceding the month of the related Remittance Date.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date: The eighteenth (18th) day of any month, begin-ning in March, 2005, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately preceding such eighteenth (18th) day.

REO Account: The account or accounts maintained pursuant to Section 10.17. REO Disposition: The final sale by Seller of a Mortgaged Property acquired by Seller in foreclosure or by deed in lieu of foreclosure.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 10.17.

REO Property: A Mortgaged Property acquired by Seller through foreclosure or deed in lieu of foreclosure, as described in Section 10.17.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (a) either (1) within nine months after the related Closing Date, the product of the Stated Principal Balance of the Mortgage Loan times the greater of (x) the Purchase Price Percentage or (y) 100%; or (2) thereafter, the Stated Principal Balance of the Mortgage Loan as of the date on which such repurchase takes place, plus (b) interest on such Stated Principal Balance at a rate equal to the related Mortgage Loan Remittance Rate from the date to which interest has last been paid and distributed to Purchaser to the first day of the month following the month of repurchase, plus (c) with regard to any Mortgage Loan subject to a Pass-Through Transfer, any costs and damages incurred by the related trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Security Agreement: With respect to a Co-op Loan, the agreement or mortgage creating a security interest in favor of the originator of the Co-op Loan in the related Co-op Stock.

Seller: CitiMortgage, Inc., its successors and assigns.

Servicing Advances: All customary, reasonable and necessary out-of-pocket costs and expenses, other than advances pursuant to Section 11.03, incurred in the performance by Seller of its servicing obligations, including, but not limited to, the cost of (a) the inspection, preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Section 10.13.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee Purchaser shall pay to Seller, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 10.10) of related Monthly Payments collected by Seller, or as otherwise provided under Section 10.10.

Servicing Fee Rate: With respect to any Mortgage Loan, the per annum rate provided in the related Commitment Letter.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (a) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (b) all amounts previously distributed to Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

Subservicer: Any mortgage loan servicing institution other than Seller which is responsible for the servicing and administration of any Mortgage Loan or any successor appointed pursuant to any Subservicing Agreement.

Subservicing Account: As defined in Section 10.06.

Subservicing Agreement: Each agreement providing for the servicing of any of the Mortgage Loans by a Subservicer.

Subservicing Fee: As to each Mortgage Loan, the monthly fee payable to the Subservicer, paid by Seller from its Servicing Fee.

Term Sheet: An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit H.

Underwriting Standards: As to each Mortgage Loan, the Seller’s underwriting guidelines in effect as of the related Closing Date.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by Purchaser to a third party which sale or transfer is not a Pass-Through Transfer or Agency Transfer.

Section 1.02.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)
the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)
references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)
a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)	the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)	the term "include" or "including" shall mean without limitation by reason of enumeration.

ARTICLE II

AGREEMENT TO PURCHASE

Section 2.01.  Agreement to Purchase.

The Seller agrees to sell, and the Purchaser agrees to purchase, from time-to-time, the Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Commitment Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

ARTICLE III

MORTGAGE LOAN SCHEDULE

Section 3.01.  Mortgage Loan Schedule.

With respect to each Closing Date, Seller shall deliver to Purchaser a preliminary Mortgage Loan Schedule with respect to the Mortgage Loans to be sold and purchased on such Closing Date at least five (5) Business Day prior to such Closing Date and the final Mortgage Loan Schedule with respect to such Mortgage Loans at least one (1) Business Day prior to such Closing Date.

ARTICLE IV

PURCHASE PRICE

Section 4.01.  Purchase Price.

The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the Purchase Price Percentage as stated in the related Commitment Letter (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Commitment Letter, portions of each Mortgage Loan Package shall be priced separately. In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at the related Mortgage Loan Remittance Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive, pro-rated on the basis of a 30-day month.

Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (a) all scheduled principal due after the Cut-off Date, (b) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by Seller after the Cut-off Date shall belong to Seller), and (c) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of Purchaser. Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of Purchaser, for remittance by Seller to Purchaser on the first Remittance Date following the related Closing Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the Cut-off Date shall belong to Purchaser.

ARTICLE V

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; DELIVERY OF MORTGAGE
LOAN DOCUMENTS; TRANSFER OF MORTGAGE LOANS

Section 5.01.  Conveyance of Mortgage Loans; Possession of Mortgage Files.

The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Purchaser a Term Sheet with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit H. Simultaneously with the execution and delivery of the related Term Sheet, for each Mortgage Loan Package, the Seller hereby agrees to service the Mortgage Loans listed on the related Mortgage Loan Schedule in accordance with Customary Servicing Procedures and this Agreement. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

  Any documentation retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The contents of each Mortgage File not delivered to Purchaser are and shall be held in trust by Seller for the benefit of Purchaser as the owner thereof and Seller's possession of the portion of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by Seller is in a custodial capacity only. Upon the purchase of the Mortgage Loans, the ownership of each Mortgage Note, Mortgage and each related Mortgage File is vested in Purchaser and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in Purchaser and shall be retained and maintained, in trust, by Seller in such custodial capacity only. The portion of each Mortgage File so retained shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to Purchaser. Seller shall release from its custody the contents of any Mortgage File only in accordance with written instructions from Purchaser, unless such release is required as incidental to Seller's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 6.03.

Section 5.02.  Books and Records.

All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with a Mortgage Loan shall be held by Seller in trust for the benefit of Purchaser or one or more designees as the owner of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on Seller's balance sheet and other financial statements as a sale of assets by Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by Purchaser in Seller’s computer system. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Seller and periodic inspection reports as required by Section 10.17. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Seller complies with the requirements of the Fannie Mae Guides.

The Seller shall, with respect to any Mortgage Loan not registered with the MERS System, at the option of the Purchaser, prepare and deliver to Purchaser an original Assignment of Mortgage in blank. For one transfer only, the Seller shall bear the cost and expense related to (i) providing all Assignments of Mortgages in blank and (ii) recording fees and fees for title policy endorsements and any additional transfers shall be at the Purchaser’s expense. In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) by including in such computer files the information required by the MERS System to identify the Purchaser (such information to be provided to the Seller from the Purchaser) and the series in which such Mortgage Loans were sold. The Seller further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

In addition to the foregoing, the Seller shall provide, at Purchaser’s expense, to any supervisory agents or examiners that regulate the Purchaser, including but not limited to, OCC, OTS, FDIC and other similar entities or such supervisory agents or examiners, access, during normal business hours, upon reasonable advance notice to the Seller and to any documentation regarding the Mortgage Loans that may be required by any applicable regulator.

Section 5.03.  Delivery of Mortgage Loan Documents.

Seller shall deliver to Purchaser or its designee, as directed by Purchaser, the Mortgage Loan Documents as required by Exhibit J hereto for each Mortgage Loan no later than five (5) Business Days prior to the related Closing Date.

Except as otherwise provided in this Section 5.03, upon discovery or receipt of notice of any materially defective Mortgage Loan Document, or that a Mortgage Loan Document is missing, Seller shall have sixty (60) days to cure such defect or deliver such missing document to Purchaser or its designee. If Seller does not cure such defect or deliver such missing document within such time period, Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 6.03.

Seller shall forward to Purchaser or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution; provided, however, that Seller shall provide Purchaser or its designee, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation. In the event Seller cannot deliver the original of such documents submitted for recording due to a delay by the recording office in the applicable jurisdiction, Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer's Certificate from Seller confirming that such documents have been accepted for recording. Any such document shall be delivered to Purchaser or its designee promptly upon receipt thereof from the related recording office.

From time to time Purchaser shall deliver or cause to be delivered to Seller, as soon as practicable following receipt of a written request from Seller and at no expense to Seller, any Mortgage Loan Document needed by Seller in connection with the servicing of a Mortgage Loan. Seller’s request for the release of a Mortgage Loan Document shall specify in reasonable detail the reason for Seller’s request. Seller shall use its best efforts to provide notice to the Purchaser of Purchaser’s or its designee’s failure to act in a timely manner with respect to Seller’s request for Mortgage Loan Documents; provided, however, Seller’s failure to notify Purchaser shall not alleviate, eliminate or diminish any obligation of Purchaser to indemnify Seller under this Section 5.03. During the time that any such Mortgage Loan Document is in the possession of Seller, such possession shall be deemed to be in trust for the benefit of Purchaser and Seller shall promptly return to Purchaser or its designee any Mortgage Loan Document so released when Seller’s need for such Mortgage Loan Document no longer exists. Purchaser shall indemnify and hold Seller harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Seller may sustain in connection with any third party claim in any way related to Purchaser’s or its designee’s failure to release, in a timely manner, the Mortgage Loan Documents requested by Seller. Purchaser shall pay all costs, fees and expenses in connection with the possession of the Mortgage Loan Documents.

Purchaser shall provide Seller with written notice at least fifteen (15) days prior to any transfer of the Mortgage Loan Documents.

Section 5.04.  Examination of Mortgage Files.

In addition to the rights granted to the Purchaser under the related Commitment Letter to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at the Seller’s offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the applicable Closing Date. If the Purchaser makes such examination prior to the applicable Closing Date and identifies any Mortgage Loans which do not conform to the terms of the related Commitment Letter, such Mortgage Loans may, at the Purchaser’s option, be rejected for purchase by the Purchaser. If not purchased by the Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The Purchaser may, at its option and without notice to the Seller, purchase any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successors’) rights to demand repurchase or other relief or remedy provided for in this Agreement.

Section 5.05.  Transfer of Mortgage Loans.

The Initial Purchaser shall have the right, without the consent of Seller, to assign its interest under this Agreement with respect to all or some of the Mortgage Loans, and designate any person to exercise any rights of Purchaser hereunder, and the assignee or designee shall accede to the rights and obligations hereunder of Purchaser with respect to such Mortgage Loans; provided, however, that Seller shall not be required to recognize any assignment to the extent that it would result in Mortgage Loans in any one Mortgage Loan Package being serviced for more than three (3) Purchasers hereunder. All references to Purchaser shall be deemed to include its assignee or designee.

Seller shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, Seller shall note transfers of the Mortgage Loans. No transfer of the Mortgage Loans may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Seller shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as Purchaser of the Mortgage Loans. Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon Seller unless a properly executed Assignment, Assumption and Recognition Agreement, substantially in the form attached hereto as Exhibit I, shall have been delivered to Seller. Upon receipt thereof, Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder to the extent such obligations relate to Mortgage Loans sold by Purchaser. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective permitted successors, assignees and designees.

Section 5.06.  Whole Loan Transfers, Agency Transfers or Pass-Through Transfers.

Seller and Purchaser agree that with respect to some or all of the Mortgage Loans upon written notice to Seller at least seven (7) days prior to the first day of the first Due Period of such Whole Loan Transfer, Agency Transfer or Pass Through-Transfer, provided Purchaser provides to Seller all information included on Exhibit L hereto with such notice, Purchaser may effect either one or more Whole Loan Transfers, one or more Agency Transfers and/or one or more Pass-Through Transfers.

(a)	Whole Loan Transfers. With respect to each Whole Loan Transfer entered into by Purchaser, Seller agrees:

(i)	to cooperate fully with Purchaser and any prospective purchaser with respect to all reasonable requests;

(ii)
to execute or acknowledge, at Purchaser’s discretion, an assignment, in the form of Exhibit I, by Purchaser to a successor purchaser of some or all of the Mortgage Loans, which Mortgage Loans will be assigned subject to the representations and warranties set forth in this Agreement and covenants to service the Mortgage Loans on behalf of the successor purchaser in accordance with the terms and conditions of this Agreement or otherwise;

(iii)
the Seller shall make the representations and warranties regarding (1) the Seller as of the date of the Whole Loan Transfer, and (2) the Mortgage Loans as of the date of the Whole Loan Transfer; provided that such Whole Loan Transfer occurs within twelve months of the related Closing Date.

(b)	Agency Transfers and Pass-Through Transfers. Purchaser and Seller agree that in connection with the completion of an Agency Transfer or Pass-Through Transfer, Seller shall:

(i)	if Seller is required to be a party to any of the reconstitution agreements, execute any reconstitution agreement required to effectuate the foregoing;

(ii)
to execute or acknowledge, at Purchaser’s discretion, either: (a) an assignment, in the form of Exhibit I, by Purchaser to a successor purchaser of some or all of the Mortgage Loans, which Mortgage Loans will be assigned subject to the representations and warranties set forth in this Agreement and covenants to service the Mortgage Loans on behalf of the successor purchaser in accordance with the terms and conditions of this Agreement or (b) execute a letter agreement to be provided to the Seller by the master servicer (such letter agreement to delivered to Seller in accordance with the timing requirements of this Section 5.06), setting forth which Mortgage Loans will be: assigned into the Pass-through Transfer(s) and subject to the representations and warranties pursuant to Section 5.06(b)(v) of the Agreement. Seller covenants to service the Mortgage Loans on behalf of and at the direction of the master servicer. Such letter agreement shall also require that Seller shall establish and maintain, at the direction of the master servicer, a separate Custodial Account and a seperate Escrow Account with respect to any Mortgage Loans that are sold pursuant to such Pass-Through Transfer(s). Pursuant to the letter agreement, Purchaser agrees to provide any applicable MERS information that Seller may request in order to properly reflect the ownership of any MERS loans sold pursuant to the Pass-Through Tranfer(s);

(ii)
to deliver to the Purchaser and to any Person designated by the Purchaser (a) for inclusion in any prospectus or other offering material, such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Purchaser, (b) any similar non-public, unaudited financial information (which the Purchaser may, at its option and at its cost, have audited by certified public accountants) and such other information as is reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and (c) such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause (a) above as reasonably requested by the Purchaser. Seller shall indemnify the Purchaser and its affiliates for material misstatements or omissions contained in the information required to be provided in clauses (a) and (b) above. Purchaser shall indemnify the Seller and its affiliates for material misstatements or omissions contained in such prospectus or other offering material other than those material misstatements or omissions for which Seller has indemnification obligations under Section 5.06(b)(ii);

(iii)
agree to service the Mortgage Loans in accordance with the requirements of this Agreement or in accordance with the requirements of Fannie Mae, or any successor thereto, or Freddie Mac, or any successor thereto; subject to such waivers, variances, and modifications as may be agreed to between Fannie Mae or Freddie Mac, as the case may be, the Seller and the master servicer;

(iv)
provide all other assistance reasonably requested by Purchaser in connection with completion of the Pass-Through Transfer or Agency Transfer, including, without limitation, the obligation to deliver officer’s certificate in the form of Exhibit N;

(v)
with respect to any Pass-Through Transfer or Agency Transfer, the Seller shall make the representations and warranties regarding (1) the Seller as of the date of the Pass-Through Transfer or Agency Transfer, and (2) the Mortgage Loans as of the date of the Pass-Through Transfer or Agency Transfer; provided that such Pass-Through Transfer or Agency Transfer occurs within twelve months of the related Closing Date.

(c)
With respect to any Pass-Through Transfer, Purchaser shall be entitled to include in any disclosure document any unaltered information specifically requested by Purchaser for this purpose and provided by Seller and Seller acknowledges and agrees that the related investors will be permitted to rely on such information. If Purchaser determines that Seller is required to be a party to any reconstitution agreement, Seller shall execute such reconstitution agreement within a reasonable period of time, but in no event shall such time exceed five (5) Business Days after mutual agreement between Purchaser and Seller as to the terms thereof.

(d)
All of the Mortgage Loans, including those Mortgage Loans that are subject to a Pass-Through Transfer or a Whole Loan Transfer, shall continue to be subject to this Agreement, and with respect thereto, this Agreement shall remain in full force and effect. In no event shall a Whole Loan Transfer or a Pass-Through Transfer be deemed to relieve the Seller of its obligations as set forth in Article VI hereof nor to increase the Seller’s liabilities, duties, obligations, or responsibilities as set forth in this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES;
REMEDIES FOR BREACH

Section 6.01.  Representations and Warranties Regarding Individual Mortgage Loans.

Seller hereby represents and warrants to Purchaser that, as to each Mortgage Loan, as of the applicable Closing Date (or such other date as may be specified herein):

(a)	The information set forth on the Mortgage Loan Schedule and the magnetic tape or diskette delivered to Purchaser by Seller is complete, true and correct;

(b)
The Mortgage Note and the Mortgage have not been assigned or pledged, and Seller has good and marketable title thereto, and Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and author-ity, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement;

(c)
The Mortgage is a valid, enforceable and subsisting first lien on the property therein described, and the Mortgaged Property is free and clear of any and all adverse claims, encumbrances and liens having priority over the first lien of the Mort-gage except for (i) liens for current real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to the Mortgage Loan and delivered to Purchaser establishes in Seller a valid, enforceable and sub-sisting first lien and first priority security interest with respect to each first lien Mortgage Loan on the property described therein, and Seller has full right to sell and assign the same to Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(d)
Except to the extent of a discharge Chapter 7, the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded in the appropriate public recording office, if required by law, or, if necessary, to protect the interest of Purchaser and which have been delivered to Purchaser. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the issuer of any related Primary Mortgage Insurance Policy, if any, and the title insurer, to the extent required by the related policy;

(e)
Except to the extent of a discharge Chapter 7, no instrument of release, alteration, modification or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the issuer of any Private Mortgage Insurance Policy, if any, and the title insurer, to the extent required by the related policy, and except such Mortgage Loan which contains in the related Mortgage File, as set forth on the related Mortgage Loan Schedule, evidence of a release or waiver or an assumption agreement discharging the original borrower from all of the debt obligations in connection with the related Mortgage Loan and providing for the assumption of all such debt obligations by the party assuming the obligations under the Mortgage Loan and, in each case, terms of which are reflected in the Mortgage Loan Schedule;

(f)
All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable and except as permitted in clause (l), there are no defaults in complying with the terms of the Mortgage. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(g)
The Mortgaged Property is free of material damage and waste and there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(h)
There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the related Mortgage unless such lien is insured under the related title insurance policy;

(i)
All improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property and, to Seller's knowledge, no improvements on adjoining properties encroach upon the Mortgaged Property (other than minor encroachments (i) which do not affect the value of the Mortgage Loan or the Purchaser’s interest therein and (ii) to which properties similar to the Mortgaged Property within the same jurisdiction are commonly subject and which do not interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property). Each appraisal has been performed in accordance with the provisions of Title XI of FIRREA and the regulations promulgated thereunder;

(j)
No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certif-icates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

(k)
All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, federal savings banks or national banks having authorized offices in such state, or (4) not doing business in such state;

(l)
Unless otherwise disclosed in the Commitment Letter, all Monthly Payments due prior to the related Cut-off Date for such Mortgage Loan have been made by the related Closing Date and no Monthly Payment due under any Mortgage Loan has been more than thirty (30) days due past the related Due Date, exclusive of any grace period, within the prior twelve months prior to the Cut-off Date. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

(m)
The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission, except in connection with an assumption agreement which has been delivered to the Purchaser; and any such release is reflected on the Mortgage Loan Schedule;

(n)
The Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in form acceptable to Fannie Mae or Freddie Mac, and each Mortgage Note, Mortgage, and appraisal are on forms acceptable to Fannie Mae or Freddie Mac;

(o)
The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights and by general principles of equity. All parties to the Mortgage Note and the Mort-gage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

(p)
Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity or disclo-sure laws applicable to the originating or servicing of the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(q)
The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor, there is no requirement for future advances thereunder and any and all requirements as to comple-tion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing Mortgage Loans and the recording of the Mortgage were paid and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(r)
Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured princi-pal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mort-gage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the Mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(s)
All improvements upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Section 10.15 hereof. All individual insurance policies (collectively, the "hazard insurance policy") are in full force and effect and are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guide-lines of the Federal Insurance Administration with an insurance carrier acceptable to Fannie Mae and Freddie Mac, in an amount representing coverage not less than the least of (i) the out-standing principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(t)
There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and, to Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, viola-tion or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

(u)
The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counter-claim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and unless otherwise disclosed in the Commitment Letter, the Mortgagor is not and was not at the time the Mortgage Loan was originated, a debtor in any state or federal bankruptcy or insolvency proceeding;

(v)
No Mortgage Loan has an LTV greater than 100%. If a Mortgage Loan has an LTV greater than 80%, the excess of the principal balance of the Mortgage Loan over 75% of the Appraised Value, with respect to a Refinanced Mortgage Loan, or the lesser of the Appraised Value or the purchase price of the Mortgaged Property, with respect to a purchase money Mortgage Loan, is insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith until such time as applicable law allows the termination of such insurance. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

(w)
The Mortgage Note is not secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 6.01(c);

(x)
The Mortgage and related Mortgage Note contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure, subject only to rights of redemption, seizure and other laws that would not materially interfere with the ultimate realization of the benefits of the security. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(y)
No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Mortgagor or, to the best of Seller’s knowledge, any other party involved in the origination of the Mortgage Loan;

(z)
As to Mortgage Loans that are not Co-op Loans, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination no portion of the Mortgaged Property has been used for commercial purposes. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the

Seller’s eligibility requirements as set forth in the Underwriting Standards or as may otherwise be set forth and agreed to in the related Commitment Letter;

(aa)
There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and, to Seller's knowledge, no escrow deposits or payments of other charges or payments due Seller have been capital-ized under the Mortgage or the related Mortgage Note;

(bb)	The origination, collection and servicing practices used by Seller with respect to the Mortgage Note and Mortgage have been in all respects legal and customary in the mortgage servicing business;

(cc)
Each Mortgage Loan that is not Co-op Loan is covered by an ALTA or CLTA mortgage title insurance policy acceptable to Fannie Mae or Freddie Mac, or such other generally acceptable form of policy or insurance, issued by and the valid and binding obligation of a Qualified Insurer, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage. Such mortgage title insurance policy insures Seller, its successors and assigns as mortgagee and the assignment to Purchaser of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer, such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the trans-actions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and, to Seller's knowledge, no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

(dd)
Except with respect to Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note has an original term of not more than thirty (30) years and is payable on the first day of each month; provided, however, in the case of a balloon Mortgage Loan, the Mortgage Loan matures at least five (5) years after the first payment date thereby requiring a final payment of the outstanding principal balance prior to the full amortization of the Mortgage Loan. Except with respect to Interest Only Mortgage Loans, the Monthly Payments will fully amortize the Stated Principal Balance of the Mortgage Loan over its remaining term at the Mortgage Interest Rate. The Mortgage Note does not permit negative amortization. The Monthly Payment on each Interest Only Mortgage Loan during the related interest-only period is equal to the product of the related Mortgage Interest Rate and the principal balance of such Mortgage Loan on the first day of each month and after such interest-only period, except with respect to Interest Only Mortgage Loans that are Adjustable Rate Mortgage Loans, such Mortgage Loan is payable in equal monthly installments of principal and interest;

(ee)
No Mortgage Loan is classified as a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a “high cost home,” “covered,” “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(ff)	Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code;

(gg)
With respect to each Mortgage Loan for which the Underwriting Standards require an appraisal to be performed in connection with the origination thereof, the Mortgage File contains an appraisal of the related Mortgaged Property made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser;

(hh)
If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses, except as may be required by local law, are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale or attempted sale after default by the Mortgagor;

(ii)
No Mortgage Loan contains “graduated payment,” “shared appreciation” or other contingent interest features; to the extent any Mortgage Loan (as identified on the Mortgage Loan Schedule) contains any buydown provision, such buydown funds have been maintained and administered in accordance with, and such Mortgage Loan otherwise complies with, Fannie Mae and Freddie Mac requirements relating to buydown loans;

(jj)	The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans;

(kk)	No Mortgage Loan was made for the purpose of (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(ll)
All information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete and does not contain any statement that is or will be inaccurate or misleading in any material respect;

(mm)	The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(nn)
With respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is enforceable and will be enforced by Seller, and such Prepayment Penalty is permitted pursuant to federal, state and local law. No Mortgage Loan originated on or after October 1, 2002 imposes a Prepayment Penalty for a term in excess of three years, and no Mortgage Loan originated prior to October 1, 2002 imposes a Prepayment Penalty in excess of five years; Except as otherwise set forth on the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

(oo)
Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(pp)
No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy or debt cancellation agreement as a condition of obtaining the extension of credit or in connection the with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(qq)	Each Mortgage Loan has been serviced in all material respects in compliance with Customary Servicing Procedures;

(rr)
With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority over Seller’s security interest in such cooperative shares;

(ss)
With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

(tt)
With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(uu)	With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

(vv)
The Mortgage Loan was originated by a Mortgagee approved by the Secretary of HUD pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(ww)
With respect to any ground lease to which a Mortgaged Property may be subject: (i) a true, correct and complete copy of the ground lease and all amendments, modifications and supplements thereto is included in the Mortgage File, and the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (ii) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise except as contained in the Mortgage File; (iii) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the Closing Date; (iv) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate, subject to any sublease; (v) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (vi) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (vii) the lessor under such ground lease has satisfied any repair or construction obligations due as of the Closing Date pursuant to the terms of such ground lease; (viii) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; (ix) the ground lease term exceeds, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; and (x) the Purchaser has the right to cure defaults on the ground lease;

(xx)
With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

(yy)
With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

(zz)
There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue. There is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and Seller has not received any notice of any environmental hazard on the Mortgaged Property and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(aaa)
With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with;

(bbb)
No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(ccc)	No Mortgage Loan is a “High Cost Loan” or “Covered Loan”, as applicable, as such terms are defined in Appendix E of the then-current Standard & Poor’s Levels® Glossary;

(ddd)	No Mortgage Loan is a Convertible Mortgage Loan;

(eee)
For each Mortgage Loan, the servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e. favorable and unfavorable) on its borrowers’ credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis;

(fff)
With respect to each MOM Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office;

(ggg)	With respect to each MOM Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(hhh)
No Mortgage or Mortgage Note in connection with any Mortgage Loan originated on or after August 1, 2004 requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any ay to the Mortgage Loan; and

(iii)	[reserved]

(jjj)	Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae and Freddie Mac; and

(kkk)	With respect to each Buydown Mortgage Loan:

(i)
On or before the date of origination of such Mortgage Loan, the Seller and the Mortgagor, or the Seller, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Seller temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The Buydown Period shall not exceed thirty-six months and increases shall take place in 12 month intervals. The total annual increase may not exceed 1%

(ii)
The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgaged Property when calculating the Loan-to-Value Ratios for purposes of this Agreement and, if the Buydown Funds were provided by the Seller and if required under the Underwriting Standards, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property; and

(iii)
As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of the Seller as set forth in the Underwriting Standards regarding buydown agreements.

Section 6.02.  Representations and Warranties Regarding Seller.

Seller hereby represents and warrants to Purchaser as of each applicable Closing Date:

(a)
Seller is duly organized, validly existing and in good standing under the laws of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

(b)
Seller has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement), the related Commitment Letter and the related Term Sheet by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; Seller has duly executed and delivered this Agreement, and any agreements contemplated hereby; this Agreement and any agreements contemplated hereby, and each Assignment of Mortgage evidence the valid, binding and enforceable obligation of Seller, subject to applicable law; and all requisite corporate action has been taken by Seller to make this Agreement valid and binding upon Seller in accordance with its terms;

(c)
No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Seller of, or compliance by Seller with, this Agreement, the related Commitment Letter, the related Term Sheet or any agreements contemplated herein or therein or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the applicable Closing Date;

(d)
The consummation of the transactions contemplated by this Agreement, the related Commitment Letter and the related Term Sheet are in the ordinary course of business of Seller and will not result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any term or provi-sion of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject;

(e)
The transfer, assignment and conveyance of the Mortgage Notes and the Mortgage Loans by Seller pursuant to this Agreement and the related Term Sheet are not subject to the bulk transfer or any similar statutory provi-sions in effect in any applic-able jurisdiction;

(f)
There is no action, suit, proceeding or investigation pending or, to the best knowledge of Seller, threatened against Seller which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would materially impair the ability of Seller to perform under or the validity or enforceability of the terms of this Agreement;

(g)	Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(h)
No written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

(i)
Seller used no adverse selection procedures in selecting the Mortgage Loans from among the mortgage loans in the Seller’s portfolio at the Closing Date as to which the representations and warranties set forth in Section 6.01 could be made;

(j)	Seller is solvent and the sale of the Mortgage Loans will not cause Seller to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of Seller’s creditors;

(k)	Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”);

Section 6.03.  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 6.01 and 6.02 shall survive delivery of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File.

Upon discovery by either Seller or Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of Purchaser (or which materially and adversely affects the interest of Purchaser in the related Mortgage Loan in the case of a repre-sentation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others. Any breach of representation and warranty 6.01 (ff), (ee), (nn), (pp), (bbb), (eee), and (hhh) shall be deemed to materially and adversely affect the value of a Mortgage Loan. With respect to the representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by Seller or Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of Purchaser therein, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty and the Seller shall repurchase or substitute for such Mortgage Loan, and shall indemnify the Purchaser in connection therewith.

Within sixty (60) days of the earlier of either discovery by it or notice to it of any such breach, Seller shall use its best efforts to promptly cure such breach in all material respects and, if such breach cannot be cured during such sixty (60) day period, Seller shall, at Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that any such breach shall involve any representation or warranty set forth in Section 6.02, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to Seller of such breach, all the Mortgage Loans shall, at Purchaser's option, be repurchased by Seller at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 6.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution). Notwithstanding the foregoing, Seller may, at its option and assuming that Seller has a Qualified Substitute Mortgage Loan, rather than repurchase any Mortgage Loan as a result of a breach of a representation or warranty set forth in Section 6.01 as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided, however, that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. If Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan.

If pursuant to the foregoing provisions Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, Purchaser shall either (a) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (b) cause MERS to designate on the MERS® System Seller as the beneficial holder of such Mortgage Loan.

As to any Deleted Mortgage Loan for which Seller substitutes a Qualified Substitute Mortgage Loan or Loans, Seller shall effect such substitution by delivering to Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by Section 5.03, with the Mortgage Note endorsed as required by Section 5.03. Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by Seller. For the month of substitution, distributions to Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and Seller shall thereafter be entitled to retain all amounts subsequently received by Seller in respect of such Deleted Mortgage Loan. Seller shall give written notice to Purchaser that such substitution has taken place and shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitu-tion of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitu-tion, the covenants, representations and warranties set forth in Sections 6.01 and 6.02.

For any month in which Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by Seller in the month of substitution pursuant to Section 11.01. Accordingly, on the date of such substitution, Seller will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such cure, repurchase and substitution obligation, Seller shall indemnify Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of Seller's representations and warranties contained in this Article VI. It is understood and agreed that the obligations of Seller set forth in this Section 6.03 to cure or repurchase a defective Mortgage Loan and to indemnify Purchaser as provided in this Section 6.03 constitute the sole remedies of Purchaser respecting a breach of the foregoing representations and warranties.

Within five (5) Business Days of the repurchase of a Mortgage Loan or substitution of a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan by Seller, Purchaser agrees to return, such repurchased or Deleted Mortgaged Loan to Seller, together with the related Mortgage File and all the documents included therein.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 6.01 or 6.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any substitution of a Deleted Mortgage Loan pursuant to this Section 6.03, require that the Seller deliver, at Seller’s expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 6.04 Repurchase of Mortgage Loans With Early Payment Defaults.

In the event that (i) the first due date for a Mortgage Loan is subsequent to the Cut-off Date and the initial monthly payment is not made by the last day of the month in which such payment was due, or (ii) the first monthly payment due following the Cut-off Date on any Mortgage Loan is not made by the last day of the month in which such payment was due, Seller, at Purchaser’s option, shall promptly repurchase such Mortgage Loan from Purchaser within thirty (30) days’ receipt of written notice from Purchaser, in accordance with the procedures set forth in Section 6.03 hereof, however, any such repurchase shall be made at the Repurchase Price.

Section 6.05 Purchase Price Protection

Unless as otherwise set forth in the related Commitment Letter, with respect to any Mortgage Loan that prepays in full during the first month period from and after the applicable Closing Date, Seller shall reimburse Purchaser the amount (if any) by which the Purchase Price paid by Purchaser to Seller exceeded 100% of the Stated Principal Balance of the Mortgage Loan as of the date of such prepayment in full, within thirty days of such payoff.

ARTICLE VII

CLOSING

Section 7.01.  Closing.

The closing for each purchase and sale of the Mortgage Loans shall take place on the applicable Closing Date. The closing shall, at Purchaser's option, be either by telephone, confirmed by letter or wire as the parties shall agree or conducted in person, at such place as the parties shall agree.

Each closing shall be subject to each of the following conditions:

(a)
All of the representations and warranties of Seller under this Agreement shall be true and correct as of the applicable Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement;

(b)
Purchaser and Seller shall have received, or Purchaser’s attorneys or Seller's attorneys shall have received in escrow, all Closing Documents as specified in Section 8.01 of this Agreement, in such forms as are agreed upon and acceptable to Purchaser and Seller, duly executed by all signatories as required pursuant to the respective terms thereof;

(c)	Seller shall have delivered and released to Purchaser or its designee all documents required to be so delivered hereunder;

(d)
At least one (1) Business Day prior to the applicable Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem or e-mail, a listing on a loan-level basis of the information contained in the related final Mortgage Loan Schedule; and

(e)	All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4.01 of this Agreement, by wire transfer of immediately available funds to the account designated by Seller.

ARTICLE VIII

CLOSING DOCUMENTS

Section 8.01.  Closing Documents.

The Closing Documents for the initial closing shall consist of the following:

(a)	This Agreement, in two (2) counterparts;

(b)	The Mortgage Loan Schedule, one copy to be attached to the related Term Sheet;

(c)	The related Commitment Letter, in two (2) counterparts; and

(d)	The related Term Sheet, in two (2) counterparts.

The Closing Documents for each additional closing shall consist of the following:

(a)	The Commitment Letter, in two (2) counterparts;

(b)	The related Mortgage Loan Schedule, one copy to be attached to the related Term Sheet; and

(c)	The Term Sheet, in two (2) counterparts.

ARTICLE IX

COSTS

Section 9.01.  Costs.

Each party shall bear its own costs and expenses. Purchaser will pay any commissions due its salesmen, the legal fees and expenses of its attorneys and all expenses relating to any review of the Mortgage Loans performed by Purchaser. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees and Seller's attorneys' fees, shall be paid by Seller.

ARTICLE X

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 10.01.  Seller to Act as Servicer.

Seller shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and shall have full power and authority, acting alone or through Subservicers as provided in Section 10.02, to do or cause to be done any and all things in connection with such servicing and administration which Seller may deem necessary or desirable and consistent with the terms of this Agreement and with Customary Servicing Procedures. Seller may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder, and Seller shall diligently pursue all of its rights against such agents or independent contractors. The Seller shall service and administer the Mortgage Loans through the exercise of the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Seller shall service the Mortgage Loans in strict compliance with the servicing provisions of the Fannie Mae Guides (special servicing option). In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guides, the provisions of this Agreement shall control and be binding upon the Purchaser and the Seller.

Consistent with the terms of this Agreement, Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate or the Monthly Payment amount, defer or forgive the payment of any principal or interest, change the outstanding principal balance (except for actual payments of principal), make any future advances or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the fore-going, Seller in its own name or in the name of a Subservicer is hereby authorized and empowered by Purchaser when Seller believes it appropriate and reasonable in its best judgment, to prepare, execute and deliver, on behalf of itself and Purchaser, all instruments of satisfaction or cancella-tion, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mort-gaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of Purchaser pursuant to the provisions of Section 10.17. Seller shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accor-dance with applicable state and feder-al law and shall provide to the Mortgagors any reports required to be provided to them thereby. Purchaser shall furnish to Seller and any Subservicer any powers of attorney and other docu-ments reasonably necessary or appropri-ate to enable Seller and any Subservicer to carry out their servicing and administra-tive duties under this Agreement.

Section 10.02.  Subservicing Agreements Between Seller and Subservicers.

Seller may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans provided each Subservicer is a Fannie Mae or Freddie Mac approved servicer in good standing. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provi-sions set forth in Section 10.06. Subject to Section 16.01, Seller and the Subservicers may make amend-ments to the Subservicing Agreements or enter into different forms of Subservicing Agree-ments; pro-vided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agree-ment, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be mate-rially adverse to the interests of Purchaser, without the consent of Purchaser. Any variation from the provisions set forth in Section 10.06 relating to insur-ance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to Seller, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Seller shall pay all fees and expenses of Subservicer from its own funds (provided that any such expenditures that would constitute Servicing Advances if made by Seller hereunder shall be reimbursable to Seller as Servicing Advances), and Subservicer’s fee shall not exceed the Servicing Fee.

As part of its servicing activities hereunder, Seller, for the benefit of Purchaser, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as Seller, in its good faith busi-ness judgment, would require were it the owner of the related Mortgage Loans. Seller shall pay the costs of such enforce-ment at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due hereunder in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

Section 10.03.  Successor Subservicers.

At the cost and expense of Seller and without any right of reimbursement from the Custodial Account, the Seller shall be entitled to terminate any Subservicing Agreement and the rights, responsibilities and obligations of any Subservicer pursuant to any Subservicing Agreement in accor-dance with the terms and condi-tions of such Subservicing Agree-ment. In the event of termination of any Subservicer, all servicing obliga-tions of such Subservicer shall be assumed simultan-eously by Seller without any act or deed on the part of such Subservicer or Seller, and Seller either shall service directly the related Mort-gage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 10.02. If Seller enters into a Subservicing Agreement with a successor Subservicer, Seller shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Subservicer, Seller may, in the exercise of its business judg-ment, release the terminated Subservicer from liability for such representations and warranties.

Section 10.04.  Liability of Seller.

Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between Seller and a Subservicer or reference to actions taken through a Subservicer or otherwise, Seller shall remain obligated and liable to Purchaser for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 10.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer for any acts and omissions and to the same extent and under the same terms and conditions as if Seller alone were servicing and administering the Mortgage Loans and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Seller alone and Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay Subservicer's fees and expenses except pursuant to an assumption of Seller's obligations pursuant to Section 16.01. For purposes of this Agreement, Seller shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. Seller shall be entitled to enter into any agreement with a Subservicer for indemnification of Seller by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemni-fication. Seller shall pay all fees and expenses of the Subservicer from its own funds, the Servicing Fee or other amounts permitted to be retained by or reimbursed to Seller hereunder.

Section 10.05.  No Contractual Relationship Between Subservicers and Purchaser.

Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as Seller shall be deemed to be between the Subservicer and Seller alone, and Purchaser shall not be deemed a party thereto and shall have no claims, rights, obliga-tions, duties or liabilities with respect to the Subservicer except as set forth in Section 16.01.

Section 10.06.  Subservicing Accounts.

In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be insured by the FDIC to the limits established by such corporation and in no event shall amounts on deposit therein exceed such limits, and shall be segregated on the books of the Subservicer and relate only to the Mortgage Loans subject to this Agreement and other mortgage loans owned or serviced by Seller. All funds depos-ited in the Subservicing Account shall be held for the benefit of Seller. The Subservicer shall deposit in the Subservicing Account on a daily basis all amounts of the type described in clauses (a) through (f) of Section 10.09, received by the Subservicer with respect to the Mortgage Loans. On the date set forth in the related Subservicing Agreement (the "Subservicer Remittance Date"), the Subservicer will be required to remit all such amounts to Seller, except, if applicable, any Monthly Payment received which constitutes a late recovery with respect to which a Subservicer Advance (as defined below) was previ-ously made; and, if the Subservicing Agreement so provides, the Subservicer will also be required to remit, with respect to each Mortgage Loan for which the Monthly Payment due on the immediately preceding Due Date was delinquent as of the Subservicer Remittance Date, an amount equal to such Monthly Payment net of the related Subservicing Fee (a "Subservicer Advance"). The Subservicer may deduct from each remittance, as provided above, an amount equal to Subservicing Fees to which it is then entitled to the extent not previously paid to or retained by it. Seller is not obligated to require in a Subservicing Agreement that any Subservicer make Subservicer Advances as described above.

Section 10.07.  Realization Upon Defaulted Mortgage Loans; Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Seller shall take such action as it shall deem to be in the best interest of Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 120 days or more, Seller shall commence foreclosure proceedings in accordance with its customary and usual foreclosure procedures, Customary Servicing Procedures and the terms of any applicable Primary Mortgage Insurance Policy. In such connection, Seller shall from its own funds make all necessary and proper Servicing Advances through final disposition but only to the extent that Seller shall determine, in its good faith judgment, that the amount of a proposed Servicing Advance is recoverable. Seller shall be reimbursed for all Servicing Advances in accordance with this Agreement.

In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO Property, such property shall be disposed of by Seller, with the consent of the Purchaser as required pursuant to this Agreement, within three (3) years after becoming an REO Property, unless Seller provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to three years after its becoming REO Property, will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. Seller shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, Seller shall either itself or through an agent selected by Seller, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, Seller shall perform the tax withholding and reporting related to Sections 1445 and 6050J of the Code.

Section 10.08.  Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full and consistent with any constraints imposed by the bankruptcy of the Mortgagor, Seller shall proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, Customary Servicing Procedures and the terms and provisions of any Primary Mortgage Insurance Policy, follow such collection procedures that Seller follows with respect to mortgage loans comparable to the Mortgage Loans held for its own account. Further, Seller will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 10.09.  Establishment of Custodial Account; Deposits in Custodial Account.

Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the "Custodial Account"), in the form of time deposit or demand accounts, which may be interest bearing, titled "CitiMortgage, Inc. in trust for Purchaser and various Mortgagors - Fixed and Adjustable Rate Residential Mortgage Loans - P&I". Such Custodial Account shall be established with Citibank or, at the option of Seller, with a commercial bank, a savings bank or a savings and loan association which meets the guidelines set forth by FNMA and FHLMC as an eligible depository institution for custodial accounts. The creation of any Custodial Account shall be evidenced by (a) a certification in the form of Exhibit B hereto, in the case of an account estab-lished with Citibank, or (b) a letter agree-ment in the form of Exhibit C hereto, in the case of an account held by a depository other than Citibank. In either case, a copy of such certification or letter agreement shall be furnished to Purchaser within five (5) Business Days after the initial Closing Date and a copy to any subsequent purchaser upon request.

Seller shall deposit in the Custodial Account on a daily basis, and in any event, no later than two (2) Business Days after receipt thereof, and retain therein the following payments and collections received or made by it subsequent to the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):

(a)	all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(c)	all Monthly Advances required pursuant to Section 11.03 hereof;

(d)	all Liquidation Proceeds;

(e)
all proceeds received by Seller under any title, hazard, private mortgage guaranty or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

(f)	all Condemnation Proceeds and Insurance Proceeds which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

(g)	any amount required to be deposited in the Custodial Account pursuant to Sections 10.13 11.01, 11.03 and 12.02;

(h)
any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 6.03, and all amounts required to be deposited by Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 6.03; and

(i)
with respect to each full or partial Principal Prepayment received in the calendar month prior to the Remittance Date, any amounts to the extent that collections of interest at the Mortgage Loan Remittance Rate are less than one (1) full month’s interest at the applicable Mortgage Loan Remittance Rate (“Prepayment Interest Shortfalls”), such Prepayment Interest Shortfalls will be deposited by Seller to the extent of its aggregate Servicing Fees received with respect to the related Due Period.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees need not be deposited by Seller in the Custodial Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of Seller and Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 10.10(g).

Section 10.10.  Withdrawals From the Custodial Account.

Seller shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a)	to make payments to Purchaser in the amounts and in the manner provided for in Section 11.01;

(b)
to reimburse itself for Monthly Advances, Seller's right to permanently reimburse itself pursuant to this subclause (b) being limited to amounts received on the related Mortgage Loan which represent late payments net of the related Servicing Fee of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reim-bursement, Seller's right thereto shall be prior to the rights of Purchaser unless Seller is required to repurchase a Mortgage Loan pursuant to Section 6.03, in which case Seller's right to such reimbursement shall be subsequent to the payment to Purchaser of the repurchase price pursuant to Section 6.03 and all other amounts required to be paid to Purchaser with respect to such Mortgage Loan;

(c)
to reimburse itself first for all unreimbursed Servicing Advances, second for unreimbursed Monthly Advances, and third for any unpaid Servicing Fees, Seller's right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reim-bursement, Seller's right thereto shall be prior to the rights of Purchaser unless Seller is required to repurchase a Mortgage Loan pursuant to Section 6.03, in which case Seller's right to such reimbursement shall be subsequent to the payment to Purchaser of the repurchase price pursuant to Section 6.03 and all other amounts required to be paid to Purchaser with respect to such Mortgage Loan;

(d)
to reimburse itself for all unreimbursed Servicing Advances, Monthly Advances and unpaid Servicing Fees to the extent that such amounts are deemed nonrecoverable by Seller pursuant to the terms of this Agreement, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by Seller pursuant to Section 6.03, and to reimburse itself for such amounts to the extent that such amounts are not recovered from the disposition of REO Property pursuant to Section 10.17 hereof;

(e)	to reimburse itself for subsequent trailing bills related to a previously disposed of REO Property for which distribution of the related net Liquidation Proceeds has occurred;

(f)	to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 10.13;

(g)	to withdraw Service Fees payable for the related Due Period, to the extent not otherwise retained pursuant to Section 6.03;

(h)
to pay to itself any interest earned on funds deposited in the Custodial Account to the extent such amount was previously deposited pursuant to Section 10.09, such withdrawal to be made monthly not later than the Remittance Date following the date of deposit therein;

(i)	to withdraw any amounts inadvertently deposited in the Custodial Account;

(j)	to clear and terminate the Custodial Account upon the termination of this Agreement; and

(k)
to reimburse itself for payments remitted or advances made for which there has been a reduction in the amount of interest collectible for such related prepayment period as a result of the Servicemembers Civil Relief Act or any similar state law.

On each Remittance Date, Seller shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 11.01(c) and (d), Seller is not obligated to remit on such Remittance Date. Seller may use such with-drawn funds only for the purposes described in this Section 10.10.

Section 10.11.  Establishment of Escrow Account; Deposits in Escrow Account.

Seller shall segregate and hold or cause any Subservicer to segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), in the form of time deposit or demand accounts, which may be interest bearing. The Escrow Account shall be established with Citibank or, at the option of Seller, with a commercial bank, a savings bank or a savings and loan association . The Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by Seller. The creation of any Escrow Account shall be evidenced by (a) a certification in the form of Exhibit F hereto, in the case of an account estab-lished with Citibank, or (b) a letter agree-ment in the form of Exhibit G hereto, in the case of an account held by a depository other than Citibank. Upon request, a copy of such certification or letter agreement shall be furnished to Purchaser within five (5) Business Days after the initial Closing Date and a copy to any subsequent purchaser upon request.

Seller or the Subservicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, (b) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property and (c) Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements. Seller shall make withdrawals therefrom only in accordance with Section 10.12 hereof. As part of its servicing duties, Seller or the Subservicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

Section 10.12.  Withdrawals From Escrow Account.

Withdrawals from the Escrow Account shall be made by Seller or the Subservicer only (a) to effect timely payments of ground rents, taxes, assessments, water rates, Primary Mortgage Insurance Policy pre-miums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse Seller for any Servicing Advance made by Seller pursuant to Section 10.13 hereof with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments there-under, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), such withdrawal to be made monthly not later than the Remittance Date following the date of deposit therein or (h) to clear and terminate the Escrow Account upon the termina-tion of this Agreement.

Section 10.13.  Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies.

With respect to each Mortgage Loan, Seller or the Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of private mortgage guaranty insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that a Mortgage does not provide for Escrow Payments, Seller shall determine that any such payments are made by the Mortgagor at the time they first become due. Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

Section 10.14.  Transfer of Accounts.

Seller may transfer the Custodial Account or the Escrow Account to a different depository institution..

Section 10.15.  Maintenance of Hazard Insurance.

Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is acceptable to Fannie Mae or Freddie Mac and customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guide-lines of the Federal Insurance Administration with a Qualified Insurer, in an amount representing coverage not less than the least of (a) the out-standing principal balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. Seller shall also maintain on property acquired upon foreclos-ure, or by deed in lieu of fore-closure, of any Mortgage Loan, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insur-ance and, to the extent required and available under the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount required above. Any amounts collected by Seller under any such policies (other than amounts to be depos-ited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or property acquired in liquida-tion of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be depos-ited in the Custodial Account, subject to with-drawal pursuant to Section 10.10. It is understood and agreed that no earthquake or other additional insurance need be required by Seller of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such appli-cable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Seller and its successors and/or assigns, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to Seller. Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that Seller shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

Section 10.16.  Fidelity Bond; Errors and Omissions Insurance.

Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Seller Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement, and negligent acts of such Seller Employees. Such fidelity bond shall also protect and insure Seller against losses in connection with the release or satis-faction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 10.16 requiring such fidelity bond and errors and omis-sions insurance shall diminish or relieve Seller from its duties and obligations as set forth in this Agreement.

Section 10.17.  Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure, by deed in lieu of foreclosure or other method in full or partial satisfaction of the related Mortgage, the deed or certificate of sale shall be taken in the name of Purchaser, or in the event Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by Seller, at expense of Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than Purchaser shall acknowledge in writing that such title is being held as nominee for Purchaser.

Seller shall manage, conserve, protect and operate each REO Property for Purchaser solely for the purpose of its prompt disposition and sale. Seller shall either itself or through an agent selected by Seller, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Seller shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as Seller deems to be in the best interest of Purchaser.

With respect to all REO Property, Seller shall hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain with respect to all REO Property an REO Account or Accounts, in the form of a non-interest bearing demand account, titled "CitiMortgage, Inc. in trust for Purchaser-Fixed and Adjustable Rate Residential Mortgage Loans as tenants in common" unless an Opinion of Counsel is obtained by Seller to the effect that the classi-fication as a grantor trust for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property are held will not be adversely affected by holding such funds in another manner. Such REO Account shall be established with Seller or with the prior consent of Purchaser, with a commercial bank, a mutual savings bank or a savings and loan association. The creation of the REO Account shall be evidenced by (a) a certifi-cation in the form shown in Exhibit D hereto, in the case of an account established with Citibank, or (b) a letter agreement in the form shown in Exhibit E hereto, in the case of an account held by a depository other than Citibank. In either case, an original of such certification or letter agreement shall be furnished to Purchaser upon request.

Seller shall cause to be deposited on a daily basis in the REO Account all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper opera-tion, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 10.15 hereof and the fees of any managing agent acting on behalf of Seller. Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. Seller shall make distributions as required on each Remittance Date to Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property as soon as practicable but in any event within three (3) years after title has been taken to such REO Property, unless the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a longer period than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The disposition of REO Property shall be carried out by Seller and shall be made at such price, and upon such terms and conditions, as Seller deems to be in the best interests of Purchaser. Upon the request of Purchaser, and at Purchaser's expense, Seller shall cause an appraisal of the REO Property to be performed for Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the REO Account and, as soon as practical there-after, the expenses of such sale shall be paid, Seller shall reimburse itself for any and all related unreimbursed Servicing Advances, unpaid Servicing Fees, any and all unreimbursed advances made and any appraisal performed and the net cash proceeds of such sale remaining in the REO Account shall be distributed to Purchaser.

Upon request, with respect to any REO property, Seller shall furnish to Purchaser a statement covering Seller's efforts in connection with the sale of each REO Prop-erty and any rental of such REO Property incidental to the sale thereof for the previous month (together with an operat-ing state-ment). That statement shall be accompanied by such other infor-mation as Purchaser shall reasonably request.

Section 10.18.  Maintenance of Mortgage Impairment Insurance Policy.

In the event that Seller shall obtain and maintain a blanket policy issued by an issuer acceptable to Fannie Mae and/or Freddie Mac insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 10.15 and otherwise complies with all other requirements of Section 10.15, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 10.15, it being understood and agreed that such policy may contain a deductible clause, in which case Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 10.15, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, Seller shall cause to be delivered to the Purchaser an insurance certificate certifying coverage under such policy, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

Section 10.19.  Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, Seller shall submit to Purchaser a liquidation report with respect to such Mortgaged Property. Seller shall also provide reports on the status of REO Property containing such information as the Purchaser may reasonably require.

ARTICLE XI

PAYMENTS TO PURCHASER

Section 11.01.  Distributions.

On each Remittance Date, Seller shall remit by wire transfer of immediately available funds to the account designated in writing by Purchaser of record on the preceding Record Date (a) all amounts deposited in the Custodial Account as of the close of business on the preceding Determination Date (net of all amounts subject to withdrawal therefrom pursuant to Section 10.10), plus (b) all amounts, if any, which Seller is obli-gated to distribute pursuant to Section 11.03, plus (c) any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayments in accordance with Section 10.09(i), minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subse-quent to the related Due Period, minus (e) any amounts attributable to Principal Prepayments received after the last day of the calendar month preceding the month of the Remittance Date, which amounts shall be remitted on the following Remittance Date.

With respect to any remittance received by Purchaser after the Business Day on which such payment was due, Seller shall pay to Purchaser interest on any such late payment at a rate equal to the overnight federal funds effective rate, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account and shall be paid by Seller to Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Seller.

To the extent that the amount of a remittance or distribution to Purchaser made hereunder is in greater than the amount thereof properly to be remitted pursuant to the terms of this Agreement, Seller will give prompt written notice thereof to Purchaser after Seller's discovery thereof, including the amount of such remittance or distribution that was paid in error. If, by the Remittance Date immediately following such notice, Purchaser has not reimbursed the Custodial Account or Seller, as applicable, for the amount of such erroneous remittance or distribution (without any liability on the part of Purchaser for interest thereon), Seller shall be entitled to withhold such amount from the remittance to be made on such Remittance Date.

Section 11.02.  Statements to Purchaser.

On or before the fifth (5th) Business Day of each month, Seller shall provide the Purchaser an electronically transmitted file containing the data set forth in Exhibit K.

In addition, upon request of Purchaser, within sixty (60) days after the end of each calendar year, Seller will furnish a report to each Person that was a Purchaser at any time during such calendar year. Such report shall state the aggregate of amounts (a) remitted on each Remittance Date which is allocable to principal and allocable to interest and (b) of servicing compensation received by Seller as servicer on each Remittance Date for such calendar year or, in the event such Person was a Purchaser of record during only a portion of such calendar year, for the applicable portion of such year. Such obligation of Seller shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by Seller pursuant to any requirements of the Code.

Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, Seller shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

Section 11.03.  Monthly Advances by Seller.

On the Business Day immediately preceding each Remittance Date, Seller shall deposit in the Custodial Account an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determina-tion Date. This deposit may be offset by any funds held for a future distribution not due on the current Remittance Date, but any such funds so used shall be replaced by Seller by deposit in the Custodial Account on or before the next Remittance Date. Seller's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to the Mortgage Loan, or through the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided, however, that such obligation shall cease if (a) there has been a final disposition of the Mortgage Loan or (b) if Seller, in its good faith judgment, determines that such advances would not be recoverable from late payments with respect to such Mortgage Loan or Liquidation Proceeds or Insurance Proceeds received in connection with the related Mortgaged Property. The determination by Seller that an advance, if made, would be nonrecoverable, shall be evidenced by an Officer's Certificate of Seller, delivered to Purchaser, which details the reasons for such determination and contains an appraisal of the value of the Mortgaged Property.

ARTICLE XII

GENERAL SERVICING PROCEDURE

Section 12.01.  Assumption Agreements.

Seller will use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note to the extent permitted by law, provided that Seller shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, Seller will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, Seller will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy. If Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, Seller may enter into an assumption and modifica-tion agree-ment with the person to whom such property has been con-veyed, or is proposed to be conveyed pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applica-ble law, the Mort-gagor remains liable thereon. With respect to an assumption, the outstanding principal amount, the Monthly Payment and the Mortgage Interest Rate and any other material terms of the re-lated Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased. If an assumption is allowed pursuant to this Section 12.01, Seller with the prior consent of the issuer of the related Primary Mortgage Insurance Policy is authorized to enter into a substitution of liability agreement with Purchaser of the Mortgaged Property pursuant to which the origi-nal Mortgagor is released from liability and Purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any fee collected by Seller for entering into any such assumption agreement will be retained by Seller as additional servicing compensation.

Section 12.02.  Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, Seller or the Subservicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or Purchaser’s custodian, prepare and process any required satisfaction or release of the Mortgage and notify Purchaser as provided in Section 11.02. If such Mortgage Loan is a MERS Mortgage Loan, Seller is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account. Purchaser shall indemnify Seller for any out-of-pocket expenses that the Seller may sustain from Purchaser’s custodian’s failure to deliver such Mortgage File in a timely manner.

In the event Seller grants a satisfaction or release of a Mort-gage without having obtained payment in full of the indebtedness secured by the Mortgage or should Seller otherwise prejudice any right Purchaser may have under the mortgage instru-ments, Seller, upon written demand of Purchaser, shall remit to Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account within one (1) Business Day of receipt of such demand. Seller shall maintain the Fidelity Bond and errors and omissions insurance as provided for in Section 10.16 insuring Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the proce-dures set forth herein.

Section 12.03.  Servicing Compensation.

As compensation for its services hereunder, Seller shall be entitled to retain from interest payments on the Mortgage Loans the Servicing Fee, subject to the Seller’s obligation to make payments to offset Prepayment Interest Shortfalls as provided in Section 10.09(i) hereof. Additional servicing compensation in the form of assumption fees and late payment charges shall be retained by Seller or any related Subservicer to the extent not required to be deposited in the Custodial Account. Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 12.04.  Annual Statement as to Compliance.

Seller will deliver to Purchaser, on or before March 15th of each year, beginning March 15, 2006, an Officers’ Certificate stating that (a) a review of the activities of Seller during the preceding calendar year and its performance under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, Seller has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obliga-tion, specifying each such default known to such officer and the nature and status thereof and the action being taken by Seller to cure such default.

Section 12.05.  Annual Independent Public Accountants' Servicing Report.

On or before March 15th of each year, beginning March 15, 2006, Seller at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to Purchaser to the effect that such firm has examined certain documents and records, relating to the servicing of mortgage loans during the immediately preceding fiscal year of Seller and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Single Audit Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

Section 12.06.  Purchaser's Right to Examine Seller Records.

Purchaser shall have the right, at all reasonable times upon reasonable notice and as often as reasonably required, to examine and audit any and all of the books, records or other information of Seller whether held by Seller or by another on behalf of Seller, which are relevant to the performance or observance by Seller of the terms, covenants or condi-tions of this Agreement.

.

Section 12.07.  Seller Shall Provide Access/Information as Reasonably Required.

Seller shall provide to Purchaser access to any documentation regarding the Mortgage Loans which may be required by applicable regulations (the "Regulations"). Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of Seller.

In addition, Seller shall furnish upon request by Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and the Regulations. All such reports or information shall be provided by and in accordance with all reasonable instructions and direc-tions Purchaser may require. Seller agrees to execute and deliver all such instruments and take all such action as Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

The Seller shall maintain with respect to each Mortgage Loan and shall make available for inspection by Purchaser or its designee the related Servicing File during the time Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

ARTICLE XIII

SELLER

Section 13.01.  Indemnification; Third Party Claims.

In addition to the indemnification provided in Section 6.03, Seller shall indemnify and hold harmless Purchaser against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that Purchaser may sustain in any way related to the failure of Seller to perform its duties, obligations, covenants and agreements and service the Mortgage Loans in strict compliance with the terms of this Agreement. Seller shall immediately notify Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and Seller shall assume (with the consent of Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judg-ment or decree which may be entered against Seller or Purchaser in respect of such claim. Seller shall provide Purchaser with a written report of all expenses and advances incurred by Seller pursuant to this Section 13.01 and Purchaser shall promptly reim-burse Seller for all amounts advanced by it pur-suant to the preceding sentence except when the claim in any way relates to Seller's failure to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that Purchaser or its designee becomes record owner of any Mortgaged Property, Seller shall not be deemed to have failed to perform its obligations hereunder where, when acting in accordance with Customary Servicing Procedures, it fails to act in response to any notice delivered to the record holder of the Mortgaged Property if (i) statutory notice was not delivered to Seller and the record holder did not notify Seller of receipt of such notice, (ii) Seller had no actual knowledge of the situation surrounding such notice and (iii) Seller's inaction was due entirely to Seller's lack of receipt of such notice.

The provisions of this Section 13.01 shall survive termination of this Agreement and transfer of the servicing rights.

Section 13.02.  Merger or Consolidation of Seller.

Seller will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corpora-tion in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person succeeding to substantially all of the business of Seller (whether or not related to loan servic-ing), shall be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the con-trary notwithstanding.

Section 13.03.  Limitation on Liability of Seller and Others.

Seller and any director, officer, employee or agent of Seller may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 13.01, Seller shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to Seller's duty to service the Mortgage Loans in accord-ance with this Agreement.

Section 13.04.  Seller Not to Resign.

Seller shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of Seller and Purchaser or upon the determination that Seller's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Seller. Notwithstanding the foregoing, Seller shall have the right to assign its rights under this Agreement to Citigroup, Inc. or any subsidiary of Citigroup, Inc. that meets the minimum criteria established under Section 13.02.

ARTICLE XIV

DEFAULT

Section 14.01.  Events of Default.

In case one or more of the following Events of Default by Seller shall occur and be continuing, that is to say:

(a)
any failure by Seller to remit to Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Seller by Purchaser; or

(b)
failure by Seller to duly observe or perform, in any material respect, any other covenants, obligations or agreements of Seller as set forth in this Agreement, which failure continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Seller by Purchaser; or

(c)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Seller and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

(d)
Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Seller or relating to all or substantially all of Seller's property; or

(e)
Seller shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntar-ily suspend payment of its obligations; or

(f)	Seller attempts to assign this Agreement except in compliance with the terms of this Agreement; or

(g)
failure by Seller to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located which materially and adversely affects the servicing of the Mortgage Loans or the enforceability or lien priority of the related Mortgage Loan.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, Purchaser, by notice in writing to Seller, may, in addition to whatever rights Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating Seller for the same. On and after the receipt by Seller of such written notice all authority and power of Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 16.01. Upon written request from Purchaser, Seller shall prepare, execute and deliver to a successor any and all documents and other instru-ments, place in such successor's possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at Seller's sole expense. Seller agrees to cooperate with Purchaser and such successor in effecting the termination of Seller's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 13.04) of Seller hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor servicer or (y) in causing MERS to designate on the MERS® System the successor servicer as the servicer of such Mortgage Loan.

Section 14.02.  Waiver of Defaults.

Purchaser may waive only by written notice any default by Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived in writing.

ARTICLE XV

TERMINATION

Section 15.01.  Termination.

This Agreement shall terminate upon either: (a) the later of the distribution to Purchaser of final payment or liquidation with respect to the last Mortgage Loan (or advances of same by Seller), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder; (b) mutual consent of Seller and Purchaser in writing; or (c) termination of Seller by Purchaser for cause hereunder.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01.  Successor to Seller.

Prior to termination of Seller's responsibilities and duties under this Agreement pursuant to Sections 13.04, 14.01 or 15.01(b), Purchaser shall (a) succeed to and assume all of Seller's responsibilities, rights, duties and obligations under this Agreement and the Subservicing Agreements, or (b) appoint a successor which shall succeed to all rights and assume all of the responsi-bilities, duties and liabilities of Seller under this Agreement and the Subservicing Agreements prior to the termination of Seller's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compen-sation shall be in excess of that permitted Seller under this Agreement without the consent of Purchaser. In the event that Seller's duties, responsibili-ties and liabilities under this Agreement shall be terminated pursuant to the afore-mentioned Sections, Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termin-ation until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve Seller of the representations and warranties made pursuant to Sections 6.01 and 6.02 and the remedies available to Purchaser under Section 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 6.03 shall be applicable to Seller notwithstanding any such resignation or termination of Seller, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to Seller and to Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of Seller, with like effect as if originally named as a party to this Agreement. Any termination or resignation of Seller or this Agreement pursuant to Section 13.04, 14.01 or 15.01 shall not affect any claims that Purchaser may have against Seller arising prior to any such termination or resignation.

Seller shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and Seller shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, respon-sibilities, obligations and liabilities of Seller. The successor shall make arrangements as it may deem appropriate to reimburse Seller for unreimbursed Monthly Advances and Servicing Advances and unpaid Servicing Fees which the successor retains hereunder and which would otherwise have been recovered by Seller pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, Seller shall notify by mail Purchaser of such appointment.

Section 16.02.  Amendment.

This Agreement may be amended from time to time by Seller and Purchaser by written agreement signed by Seller and Purchaser.

Section 16.03.  Recordation of Agreement.

To the extent permitted by applicable law, this Agree-ment is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Purchaser’s expense upon direction of Purchaser, but only when such direction is accompanied by an Opinion of Counsel to the effect that such recordation mate-rially and beneficially affects the interests of Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

Section 16.04.  Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 16.05.  Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to its conflict of law provisions, except to the extent preempted by Federal law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 16.06.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of Seller, CitiMortgage, Inc. 1000 Technology Drive, MS 55, O’Fallon, Missouri 63304, Attention: Capital Markets, with a copy to Investor Reporting Department, MS 314 or such other address as may hereafter be furnished to Purchaser in writing by Seller and (b) in the case of Purchaser, Citigroup Global Markets Realty Corp., 390 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Peter Steinmetz or such other address as may hereafter be furnished to Seller in writing by Purchaser.

Section 16.07.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such inability.

Section 16.08.  No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of Seller shall be rendered as an independent contractor and not as agent for Purchaser.

Section 16.09.  Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 13.04, this Agreement shall inure to the benefit of and be binding upon Seller, Seller and Purchaser and their respective successors and assigns.

Section 16.10.  Further Assurances.

Seller understands that Purchaser may resell the Mortgage Loans as whole loans or as part of a securitization in which a third party may act as master servicer. In the event that as part of such sale or securitization, additional information regarding the Mortgage Loans or modification of the reporting requirements may be requested, Seller agrees to review such requests by Purchaser’s transferee or master servicer only if, in Seller’s judgment, fulfilling such requests would require no material modifications to Seller’s servicing processes or systems and any and all costs to provide such reports and information shall be borne by Purchaser.

Section 16.11.  Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall bind and inure to the benefit of and be enforceable by Seller and Purchaser and the respective successors and assigns of Seller and Purchaser.

Section 16.12.  Exhibits

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 16.13.  No Solicitation

From and after the applicable Closing Date, except as provided below, Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on Seller’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, target solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part, without the prior written consent of Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to Purchaser pursuant hereto on the applicable Closing Date and Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that the following promotions undertaken by Seller or any affiliate of Seller which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the borrowers or obligors under the Mortgage Loans, including, without limitation, statement messaging, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 16.13.

Section 16.14.  Protection of Mortgagor Personal Information

Seller and Purchaser agree that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of a Mortgagor’s personal information, (ii) shall not use Mortgagor’s personal information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of such personal information, (iii) shall not disclose a Mortgagor’s personal information to third parties except at the specific written direction of the other; provided, however, that Seller and Purchaser may disclose a Mortgagor’s personal information to third parties in connection with secondary market transactions to the extent not prohibited by applicable law, (iv) shall maintain adequate physical, technical and administrative safeguards to protect a Mortgagor’s personal information from unauthorized access and (v) shall immediately notify the other of any actual or suspected breach of the confidentiality of a Mortgagor’s personal information.

Section 16.15.  Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 16.16.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 16.17.  Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of the Agreement, provided that each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, provided further that such information is identified as confidential non-public information. In addition, confidential information may be provided to a regulatory authority with supervisory power over Purchaser, provided such information is identified as confidential non-public information.

Section 16.18.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at Seller’s expense in the event recordation is either necessary under applicable law or requested by Purchaser at its sole option. Seller shall be responsible for the costs of recording Assignments of Mortgage or, with respect to Co-op Loans, Form UCC-3s for one Purchaser. Any subsequent Purchaser requesting recordation of Assignments of Mortgage or Forms UCC-3 shall bear the costs of recordation.

Section 16.19.  No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of Seller shall be rendered as an independent contractor and not as agent for Purchaser.

Section 16.20.  Entire Agreement.

Each of the parties to this Agreement acknowledges that no representations, agreements or promises were made to any of the other parties to this Agreement or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement, the related Commitment Letter and the related Term Sheet set forth the entire understanding between the parties hereto and shall be binding upon all successors of all of the parties. In the event of any inconsistency between a Commitment Letter, a Term Sheet and this Agreement, the Term Sheet shall control.

IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIMORTGAGE, INC.

By: /s/ [Authorized Signatory]
Name: ______________________________
Title: _______________________________

CITIGROUP GLOBAL MARKETS REALTY CORP.

By: /s/ [Authorized Signatory]
Name: ______________________________
Title: _______________________________

EXHIBIT A

CONTENTS OF MORTGAGE FILES

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, all of which shall be available for inspection by Purchaser:

1.            Copies of Mortgage Loan Documents.

2.	Copy of survey of the Mortgaged Property (if the title insurance policy contains a survey exception).

3.
Copy of each instrument necessary to complete identifi-cation of any exception set forth in the exception schedule in the title policy, e.g., map or plat, restrictions, easements, sewer agreements, home asso-ciation declarations, etc.

4.	Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

5.	Residential loan application.

6.	Verification of acceptable evidence of source and amount of downpayment, if applicable.

7.	Verification of employment.

8.	Credit report on the Mortgagor.

9.	Residential appraisal report.

10.	Photograph of the property.

11.
Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by Seller or others, required to document the Mortgage Loan or to service the Mortgage Loan.

12.	Original of the related primary mortgage guaranty insurance policy, if any, or a copy thereof.

EXHIBIT B

CUSTODIAL ACCOUNT CERTIFICATION

________ __, 2005

Citibank (West), FSB hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 11.09 of the Master Mortgage Loan Purchase and Servicing Agreement, dated as of ___________, 2005, Fixed and Adjustable Rate Residential Mortgage Loans.

Title of Account:	"CitiMortgage, Inc. in trust for Purchaser and various Mortgagors - Fixed and Adjustable Rate Residential Mortgages Loans - P&I"

Account Number:	__________________________

Address of office or
branch of Citibank
(West), FSB
at which Account is
maintained:	__________________________

__________________________

Citibank (West), FSB

By_________________________

EXHIBIT C

CUSTODIAL ACCOUNT LETTER AGREEMENT

__________ __, 2005

To:          _____________________________________
_____________________________________
_____________________________________
(the "Depository")

As "Seller" under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of dated as of ___________, 2005, Fixed and Adjustable Rate Residential Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 10.09 of the Agreement, to be designated as “CitiMortgage, Inc., in trust for Purchaser and various Mortgagors - Fixed and Adjustable Rate Residential Mortgage Loans - P&I”. All deposits in the account shall be subject to withdrawal therefrom by order signed by Seller. This letter is submitted to you in duplicate. Please execute and return one original to us.

CitiMortgage, Inc.

By__________________________

The undersigned, as “Depository”, hereby certifies that the above described account has been established under Account Number ___________________, at the office of the depository indi-cated above, and agrees to honor withdrawals on such account as provided above.

___________________________
(Name of Depository)

By_________________________

EXHIBIT D

REO ACCOUNT CERTIFICATION

(date)

Citibank (West), FSB hereby certifies that it has established the non-interest bearing account described below as an REO Account pursuant to Section 10.17 of the Master Mortgage Loan Purchase and Servicing Agreement, dated as of February 1, 2005, Fixed and Adjustable Rate Residential Mortgage Loans.

Title of Account:	"CitiMortgage, Inc. in trust for Purchaser - Fixed and Adjustable Rate Residential Mortgage Loans, as tenants in common"

Account Number:	__________________________

Address of office or
branch of Citibank
(West), FSB
at which Account is
maintained:	__________________________

__________________________

Citibank (West), FSB

By__________________________

EXHIBIT E

REO ACCOUNT LETTER AGREEMENT

(date)

To:          _____________________________________
_____________________________________
_____________________________________
(the "Depository")

As "Seller" under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of ___________ 1, 2005, Fixed and Adjustable Rate Residential Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish a non-interest bearing account, as an REO Account pursuant to Section 10.17 of the Agreement, to be desig-nated as “CitiMortgage, Inc., in trust for Purchaser - Fixed and Adjustable Rate Residential Mortgage Loans, as tenants in common.” All deposits in the account shall be subject to withdrawal therefrom by order signed by Seller. This letter is submitted to you in duplicate. Please execute and return one original to us.

CitiMortgage, Inc.

By__________________________

The undersigned, as “Depository”, hereby certifies that the above described account has been established under Account Number ___________________, at the office of the depository indi-cated above, and agrees to honor withdrawals on such account as provided above.

_____________________________
(name of Depository)

By__________________________

EXHIBIT F

ESCROW ACCOUNT CERTIFICATION

________ __, 2005

Citibank (West), FSB hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 11.11 of the Master Mortgage Loan Purchase and Servicing Agreement, dated as of___________ 1, 2005, Fixed and Adjustable Rate Residential Mortgage Loans.

Title of Account:	“CitiMortgage, Inc., in trust for Purchaser and various Mortgagors - Fixed and Adjustable Rate Residential Mortgage Loans - T&E”

Account Number:	__________________________

Address of office or
branch of Citibank
(West), FSB
at which Account is
maintained:	__________________________

__________________________

Citibank (West), FSB

By_________________________

EXHIBIT G

ESCROW ACCOUNT LETTER AGREEMENT

__________ __, 2005

To:          _____________________________________
_____________________________________
_____________________________________
(the "Depository")

As "Seller" under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of ___________ 1, 2005, Fixed and Adjustable Rate Residential Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 10.11 of the Agreement, to be designated as “CitiMortgage, Inc., in trust for Purchaser and various Mortgagors - Fixed and Adjustable Rate Residential Mortgage Loans - T&E”. All deposits in the account shall be subject to withdrawal therefrom by order signed by Seller. This letter is submitted to you in duplicate. Please execute and return one original to us.

CitiMortgage, Inc.

By__________________________

The undersigned, as “Depository”, hereby certifies that the above described account has been established under Account Number ___________________, at the office of the depository indi-cated above, and agrees to honor withdrawals on such account as provided above.

___________________________
(Name of Depository)

By_________________________

EXHIBIT H

FORM OF TERM SHEET

This Term Sheet (the “Term Sheet”) is dated ______, 2005, by CitiMortgage, Inc., a Delaware corporation (the “Seller”) and Citigroup Global Markets Realty Corp., a Delaware corporation (the “Purchaser”).

This Term Sheet is made pursuant to the terms and conditions of the Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of ___________ 1, 2005, among Seller and the Purchaser, the provisions of which are incorporated here, as such terms may be modified or supplemented here. All capitalized terms shall have the meanings ascribed to them in the Agreement, unless otherwise defined here.

The Purchaser hereby purchases from Seller and Seller hereby sells to the Purchaser, all of Seller’s right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I, in accordance with the terms of the Agreement, as such terms may be supplemented or modified by this Term Sheet.

1. DEFINITIONS
For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance

(as of the Cut-Off Date):         $

Aggregate Principal Balance by Product Type:      $

Closing Date:

Cut-off Date:

Initial Weighted Average

Mortgage Loan Rate:

Mortgage Loan Product Type:

Purchase Price Percentage:

Servicing Fee:

Buyup/Buydown Factor:

2. Additional Closing Conditions:
a. In addition to the conditions specified in the Agreement, the obligation of the Seller and the Purchaser is subject to the fulfillment of the following additional conditions:

3. Additional Loan Documents:
a. In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:

4. [Additional] [Modification of] Representations and Warranties:
a. [In addition to the representations and warranties set forth in the Agreement, as of the date hereof, each of the Sellers makes the following additional representations and warranties with respect to the Mortgage Loans:

TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

______________________________________ By: ___________________________________ Name: Title:

CITIMORTGAGE, INC. a Delaware corporation By: ___________________________________ Name:_________________________________ Title: _________________________________

EXHIBIT I

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (the “Agreement”) made this ______ day of __________, 2005, among Citigroup Global Markets Realty Corp.(the "Assignor"), ________________ (the "Assignee") and CitiMortgage, Inc. ("Citicorp").

In consideration of the mutual promises contained herein the parties hereto agree that the mortgage loans (the “Mortgage Loans”) listed on Attachment 1 annexed hereto (the "Mortgage Loan Schedule") now serviced by Citicorp for Assignor and its successors and assigns pursuant to the Master Mortgage Loan Purchase and Servicing Agreement dated as of ___________ 1, 2005, between Assignor and Citicorp (the “Purchase and Servicing Agreement”) and the additional terms and provisions set forth on Attachment 3 annexed hereto shall be subject to the terms of this Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase and Servicing Agreement.

Assignment and Assumption

1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Mortgage Loans and, to the extent of the Mortgage Loans, all of its right, title and interest in, to and under the Purchase and Servicing Agreement, dated as of ________, 200__.

Simultaneously with the execution of this Assignment Agreement, on the date hereof, the Assignee shall pay to the Assignor for each Mortgage Loan the purchase price as calculated pursuant to the commitment letter, dated as of _______, 200_ (the “[Commitment Letter]”), by and between the Assignee and the Assignor. The Assignee shall pay the purchase price payable under the [Commitment Letter] by wire transfer of immediately available funds to the account specified by the Assignor. The Assignee shall be entitled to (i) all payments and other recoveries of principal on the Mortgage Loans received after _______, 200_ or such other date mutually agreeable to the Assignor and the Assignee (the “Mortgage Loans Cut-off Date”) and (ii) all payments of interest on the Mortgage Loans at the related Mortgage Loan Remittance Rate.

Warranties

2. Assignor warrants and represents to, and covenants with, the Assignee as of the date hereof that:

(a)
Attached hereto as Attachment 2 is a true and accurate copy of the Purchase and Servicing Agreement which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Purchase and Servicing Agreement to the extent of the Mortgage Loans free and clear from any and all claims and encumbrances whatsoever and upon the transfer of the Mortgage Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Mortgage Loan, as well as any and all of Assignee’s interests, rights and obligations under the Purchase and Servicing Agreement to the extent of the Mortgage Loans, free and clear of all liens, claims and encumbrances;

(c)	There are no offsets, counterclaims or other defenses available to Citicorp with respect to the Mortgage Loans or the Purchase and Servicing Agreement;

(d)	Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, the Mortgage Loans;

(e)
Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

(f)
Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

(g)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby.

3. Assignee warrants and represents to, and covenants with, Assignor and Citicorp that as of the date hereof:

(a) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

(b) Assignee has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby; and

(d) Assignee agrees to be bound, as “Purchaser” (as such term is defined under the Purchase and Servicing Agreement), by all of the terms, covenants and conditions of the Purchase and Servicing Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of Assignor and Citicorp all of Assignor's obligations as Purchaser thereunder.

4. Citicorp warrants and represents to, and covenants with, Assignor and the Assignee that as of the date hereof:

(a) Citicorp is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans;

(b) Citicorp has full power and authority to execute, deliver and perform under this Assignment Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of Citicorp’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Citicorp’s charter or by-laws, or any legal restriction, or any material agreement or instrument to which Citicorp is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Citicorp or its property is subject. The execution, delivery and performance by Citicorp of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Citicorp. This Agreement has been duly executed and delivered by Citicorp and constitutes the valid and legally binding obligation of Citicorp enforceable against Citicorp in accordance with its respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law;

(d) No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Citicorp in connection with the execution, delivery or performance by Citicorp of this Agreement, or the consummation by it of the transactions contemplated hereby;

(e) As of the date hereof, Citicorp is not in default under the Purchase and Servicing Agreement; and

(f) Seller has serviced the Mortgage Loans in accordance with the terms of the Purchase and Servicing Agreement,

Recognition of Assignee

5. From and after the date hereof, Citicorp shall recognize Assignee as owner of the Mortgage Loans and will service the Mortgage Loans in accordance with the Purchase and Servicing Agreement, as if Assignee and Citicorp had entered into a separate purchase and servicing agreement for the servicing of the Mortgage Loans in the form of the Purchase and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of Assignor, Citicorp and Assignee that this Agreement will constitute a separate and distinct servicing agreement, and the entire agreement, between Citicorp and Assignee to the extent of the Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

6. The Mortgage Loans shall be serviced by Citicorp for Assignee in accordance with all applicable state, federal and local laws as well as in conformity with the provisions of the applicable Mortgages and Mortgage Notes, and pursuant to the terms and conditions of this Agreement.

Miscellaneous

7. All demands, notices and communications related to the Mortgage Loans, the Purchase and Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)           In the case of Seller,

CitiMortgage, Inc.
1000 Technology Drive, MS 55,
O’Fallon, Missouri 63304
Attention: Capital Markets

with a copy to

Investor Reporting Department, MS 314

(b)           In the case of Assignee

______________________________
______________________________
______________________________
Attention:______________________

(c)           In the case of Assignor,

Citigroup Global Markets Realty Corp.
390 Greenwich Street
6th Floor
New York, New York 10013
Attention: Peter Steinmetz

7. This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

9. This Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Assignor, Assignee or Citicorp may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor, Assignee or Citicorp, respectively, hereunder.

10. This Agreement shall survive the conveyance of the Mortgage Loans, the assignment of the Purchase and Servicing Agreement to the extent of the Mortgage Loans by the Assignor to the Assignee and the termination of the Purchase and Servicing Agreement.

11. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.,

By: _______________________________
Name: _____________________________
Title: ______________________________

ASSIGNEE

By: _______________________________
Name: _____________________________
Title: ______________________________

CITIMORTGAGE, INC.

By: _______________________________
Name: _____________________________
Title: ______________________________

ATTACHMENT 1

MORTGAGE LOAN SCHEDULE

ATTACHMENT 2

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

EXHIBIT J

MORTGAGE LOAN DOCUMENTS

1.
The original Mortgage Note endorsed, "Pay to the order of  , without recourse" and signed in the name of Seller by an authorized officer. In the event that the Mortgage Loan was acquired by Seller in a merger, the endorsement must be by "[Seller], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the endorsement must be by "[Seller], formerly known as [previous name]".

2.
Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

3.
In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment, from the Seller in accordance with Purchaser’s instructions, which assignment shall, but for any blanks requested by the Purchaser, be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment must be by “[Seller] formerly known as [previous name]”.

4.
With respect to Mortgage Loans that are not Co-op Loans, the original policy of title insurance, or, if the policy has not yet been issued an electronic copy of the written commitment or interim binder issued by the title insurance company, dated and certified as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney on such binder or commit-ment that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured.

5.
Originals, or certified true copies from the appropriate recording office, of any intervening assignments of the Mort-gage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

6.
With respect to a Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease to the originator of the Mortgage Loan, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement in substantially the same form as a standard “AZTECH” form; (iv) the original Security Agreement entered into by the Mortgagor with respect to such Co-op Loan; (v) Original assignment of the proprietary lease in blank showing a complete chain of assignment from the originator of the related Co-op Loan to Seller (vi) copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 Assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 Assignment of such security interest by the Seller in a form sufficient for filing.

7.	Originals or copies of all assumption and modification agree-ments, if any.

8. Original power of attorney, if applicable.

Notwithstanding anything to the contrary herein, the Seller may provide one certificate for all of the Mortgage Loans indicating that the documents were delivered for recording.

EXHIBIT K

MONTHLY REPORT

Seller shall provide the following information to Purchaser as required by Section 11.02 of the Agreement.

Reporting Method - 80 byte format			Scheduled/Scheduled Portfolios
(similar to FNMA Laser Format)

I. Header Record

Element Name	Position	Size	Description

Recon Period	1 - 4	4	Numeric (MMYY). Pic 9(04)

II. Data Record (RECORD TYPE 96)

Element Name	Position	Size	Description

Servicer Number	1 - 9	9	Servicer Loan Number. Must be numeric. Pic 9(09)

Investor Type	10	1	F-Fannie Mae
			May be blank or zero. Pic X(01)

Record Type	11 - 12	2	Regular transaction type code "96".

			Pic 9(02)

Filler	13	1	Always 0. Pic X(01)

Loan Number	14 - 23	10	Must be First Nationwide Master Servicing loan number, right aligned with a leading A0" in the 1st position. No spaces or alpha characters. Numeric Pic 9(10)

LPI Date	24-27	4	MMYY. Pic9(04)
			(Last Paid Installment Date).

Unpaid Principal	28 - 38	11	Loan Actual Principal Balance.

Balance			Numeric. Pic S9(09)v99

Interest	39 - 49	11	Scheduled Net Interest remitted by Mortgagor. (Gross Interest less Service Fee). Pic S9(09)v99

Principal	50 - 60	11	Scheduled Principal remitted by Mortgagor. Pic S9(09)v99

Action Code	61 - 62	2	Numeric. (Zeroes if no action occurred). Pic 9(02)

Action Date	63 -68	6	MMDDYY. Pic 9(06)

Other Fees	69 - 79	11	Numeric as follows: Code $210.25 as 00000021025. May be zeroes.

			Pic 9(09)v99

Filler	80	1	Always Blank. Pic X(01)

EXHIBIT L

WHOLE LOAN/AGENCY/PASS-THROUGH TRANSFER INFORMATION

Purchaser shall provide to Seller the following information with respect to each Mortgage Loan that is to be included in a Whole Loan or Pass-Through Transfer:

CMI Loan Number
Investor Loan Number
Mortgagors Last Name
P&I Payment
Pass thru Rate
Servicing Fee
Ending Scheduled Balance
Unpaid Principal Balance
Paid to Date
Investor Number
Block

EXHIBIT M

FORM OF COMMITMENT LETTER

[name]
[address]

RE:	Commitment Letter Outlining Terms of Purchase of $_______ of _____________

Dear [name]:

_______ (a “Seller” and “Servicer”) hereby agree to sell, and _____ (“Purchaser”) hereby agrees to purchase, the _____ mortgage loans described on Exhibit A hereto (the “Mortgage Loans”) In accordance with the Master Mortgage Loan Purchase and Servicing Agreement dated ___________ 1, 2005 (the “Agreement”) by and between Seller and Purchaser. The Mortgage Loans will be sold on a whole loan basis servicing retained by the Seller. The purchase and sale of the Mortgage Loans shall be subject to the terms and conditions set forth in this letter (the “Commitment Letter”).

Amount of
Mortgage Loans:                    The aggregate principal balance of the Mortgage Loans, as of the Cut-off Date, will be $________

Balance by Product Type:                 The aggregate principal balance of the Mortgage Loans, as of the Cut-Off Date, will be $____ for (product type), $____ for (product type) and $__ for product type.

Purchase Price            The Purchase Price for each Mortgage Loan listed on the Exhibit A the Purchase Price Percentage multiplied by the unpaid principal balance as of the Cut-off Date.

Interest on Purchase
Price:

Purchase Price Percentage:               ______%

Buyup/Buydown Factor:                   _______

Payment of Purchase Price:               The Purchase Price shall be paid to the Seller in immediately available Federal Funds by Wire Transfer on the Closing Date by 3:00 p.m. EDT.

Initial Weighted Average
Mortgage Loan Rate:             The initial weighted average Mortgage Loan rate will be $___.

Closing Date:              The date on which the Mortgage Loans will be sold by the Seller to the Purchaser which shall be _____________ or such other date as mutually agreed upon by the Seller and the Purchaser.

Paid-To Date:                                       ________________

Cut-off Date:                                        ________ or such other date as mutually agreed upon by the
Seller and the Purchaser.

Servicing Fee:              _____.

Mortgage Loans:                    Each Mortgage Loan is secured by a first lien on a residential 1-4 family property located in ____.

Due Diligence Review of
Mortgage Loans:                   Purchaser shall have the right to conduct an underwriting review of mortgage files relating to the Mortgage Loans to ensure conformity with the Agreement (as defined below). Such review (or waiver of review if Purchaser so chooses) shall not affect the Seller’s representations and warranties regarding the Mortgage Loans in the Agreement.

Cooperation:               Purchaser and Seller shall each cooperate with the other and each shall use their best efforts to meet targeted deadlines for a timetable established by Seller in connection with the sale of the Mortgage Loans.

Additional Purchase
Stipulations:

Please acknowledge your agreement and acceptance of this Commitment Letter on or before _______ by signing and faxing the executed document to the attention of:

{Name}
{Address}
{Fax Number}

Very truly yours, CitiMortgage, Inc.	This Commitment Letter is hereby Agreed to and Accepted on __________, 2005:
Name: Title:	Name:
Title:

EXHIBIT N

FORM OF SARBANES-OXLEY CERTIFICATE

CITIMORTGAGE, INC
SARBANES-OXLEY
CERTIFICATION

1.	I have reviewed the information required to be delivered to the Owner and the Master Servicer pursuant to the Agreement (the “Servicing Information”).

2.	Based on my knowledge, the Servicing Information has been provided to the Master Servicer when and as required under the Agreement.

3.
Based on my knowledge, the Servicing Information does not contain any material untrue information or omit to state information necessary to make the Servicing Information, in light of the circumstances under which such information was provided, not misleading as of the date of this certification;

4.
I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based upon my knowledge and the review required under the Agreement, and except as disclosed in writing to you on or prior to the date of this certification either in the accountants’ report required under the Agreement or in disclosure a copy of which is attached hereto, the Servicer has, as of the date of this certification, fulfilled its obligations under the Agreement.

[SELLER]

By:
Name:
Title:
Date: